Exhibit 99.1

3Q 2026

Supplemental Information Package

COPT DEFENSE PROPERTIES

DEVELOPMENT PROJECT:
8500 Advanced Gateway
Huntsville, AL

CDP LISTED NYSE

COPT Defense Properties
Supplemental Information + Earnings Release - Unaudited
For the Period Ended 9/30/26

OVERVIEW	Summary Description	1

103
CONFERENCE
ROOM
Vacant
one
The Height of
Her Career

	Equity Research Coverage	2
	Selected Financial Summary Data	3
	Selected Portfolio Data	5

FINANCIAL STATEMENTS	Consolidated Balance Sheets	6
	Consolidated Statements of Operations	7
	Funds from Operations	8
	Diluted Share + Unit Computations	9
	Adjusted Funds from Operations	10
	EBITDAre + Adjusted EBITDA	11

PORTFOLIO INFORMATION	Properties by Segment	12
	Consolidated Real Estate Revenues + NOI by Segment	13
	Cash NOI by Segment	14
	NOI from Real Estate Operations + Occupancy by Property Grouping	15
	Same Property Average Occupancy Rates by Segment	16
	Same Property Period End Occupancy Rates by Segment	16
	Same Property Real Estate Revenues + NOI by Segment	17
	Same Property Cash NOI by Segment	18
	Leasing	19
	Lease Expiration Analysis	21
	2027 Defense/IT Portfolio Quarterly Lease Expiration Analysis	23
	Top 20 Tenants	24

INVESTING ACTIVITY	Summary of Acquisition	25
	Summary of Development Projects	26
	Development Placed in Service	27
	Summary of Land Owned/Controlled	28

CAPITALIZATION	Capitalization Overview	29
	Summary of Outstanding Debt	30
	Debt Analysis	32
	Consolidated Real Estate Joint Ventures	33
	Unconsolidated Real Estate Joint Ventures	34	Please refer to the section entitled “Definitions” for definitions of non-GAAP measures and other terms we use herein that may not be customary or commonly known.

RECONCILIATIONS + DEFINITIONS	Supplementary Reconciliations of Non-GAAP Measures	35
	Definitions	38

EARNINGS RELEASE		i

COPT Defense Properties
Summary Description

THE COMPANY
COPT Defense Properties (the “Company” or “COPT Defense”), an S&P MidCap 400 Company, is a self-managed real estate investment trust (“REIT”) focused on owning, operating, and developing properties in locations proximate to, or sometimes containing, key U.S. Government (“USG”) defense installations and missions (which we refer to herein as our Defense/IT Portfolio). Our tenants include the USG and their defense contractors, who are primarily engaged in priority national security activities, and who generally require mission-critical and high security property enhancements. The ticker symbol under which our common shares are publicly traded on the New York Stock Exchange is “CDP”. As of September 30, 2026, our Defense/IT Portfolio of 202 properties, including 24 owned through unconsolidated joint ventures, encompassed 23.3 million square feet and was 96.2% leased.

MANAGEMENT	INVESTOR RELATIONS
Stephen E. Budorick, President + CEO	Venkat Kommineni, VP
Britt A. Snider, EVP + COO	443.285.5587 | venkat.kommineni@copt.com
Anthony Mifsud, EVP + CFO
Michelle Layne, Senior Manager
443.285.5452 | michelle.layne@copt.com

CORPORATE CREDIT RATING
Fitch: BBB- Stable | Moody’s: Baa2 Stable | S&P: BBB- Stable

DISCLOSURE STATEMENT
This supplemental package contains forward-looking statements within the meaning of the Federal securities laws. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan,” or other comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Although we believe that the expectations, estimates, and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that these expectations, estimates, and projections will be achieved. Future events and actual results may differ materially from those discussed in the forward-looking statements and we undertake no obligation to update or supplement any forward-looking statements. The areas of risk that may affect these expectations, estimates, and projections include, but are not limited to, those risks described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2025.

1	3Q 2026 Supplemental Information Package

COPT Defense Properties
Equity Research Coverage

FIRM	SENIOR ANALYST	PHONE	EMAIL
BTIG	Tom Catherwood	212.738.6410	tcatherwood@btig.com
Cantor Fitzgerald	Richard Anderson	929.441.6927	richard.anderson@cantor.com
Citigroup Global Markets	Seth Bergey	212.816.2066	seth.bergey@citi.com
Evercore ISI	Steve Sakwa	212.446.9462	steve.sakwa@evercoreisi.com
Green Street	Dylan Burzinski	949.640.8780	dburzinski@greenstreet.com
Jefferies	Joe Dickstein	212.778.8771	jdickstein1@jefferies.com
JP Morgan	Tony Paolone	212.622.6682	anthony.paolone@jpmorgan.com
Truist Securities	Michael Lewis	212.319.5659	michael.r.lewis@truist.com
Wells Fargo Securities	Blaine Heck	410.662.2556	blaine.heck@wellsfargo.com

With the exception of Green Street, the above-listed firms are those whose analysts publish research material on the Company and whose estimates of our FFO per share can be tracked through FactSet. Any opinions, estimates, or forecasts the above analysts make regarding COPT Defense’s future performance are their own and do not represent the views, estimates, or forecasts of COPT Defense’s management.

2	3Q 2026 Supplemental Information Package

COPT Defense Properties
Selected Financial Summary Data
(in thousands, except per share data)

	Page	Three Months Ended					Nine Months Ended
SUMMARY OF RESULTS		9/30/26	6/30/26	3/31/26	12/31/25	9/30/25	9/30/26	9/30/25
Net income	7	$49,794	$48,559	$40,139	$39,396	$43,744	$138,492	$120,138
NOI from real estate operations	13	$120,330	$120,090	$115,217	$113,952	$111,818	$355,637	$331,676
Same Property NOI	17	$114,280	$114,967	$110,381	$110,957	$111,277	$339,628	$330,230
Same Property cash NOI	18	$110,270	$112,252	$106,253	$106,666	$106,864	$328,775	$312,175
Adjusted EBITDA	11	$111,390	$110,680	$107,832	$108,223	$103,771	$329,902	$307,616
FFO per NAREIT	8	$85,805	$85,002	$81,838	$82,371	$82,090	$252,645	$238,589
Diluted AFFO available to common share and unit holders	10	$65,384	$69,114	$65,084	$57,209	$63,274	$199,582	$177,071
Dividend per common share	N/A	$0.32	$0.32	$0.32	$0.305	$0.305	$0.96	$0.915

Per share - diluted
EPS	9	$0.41	$0.40	$0.34	$0.33	$0.37	$1.15	$1.01
FFO - Nareit	9	$0.71	$0.71	$0.69	$0.70	$0.69	$2.11	$2.02
FFO - as adjusted for comparability	9	$0.71	$0.71	$0.69	$0.70	$0.69	$2.11	$2.02

Numerators for diluted per share amounts
Diluted EPS	7	$47,558	$46,254	$38,395	$37,388	$41,594	$132,209	$114,474
Diluted FFO available to common share and unit holders	8	$83,906	$83,015	$80,168	$80,358	$80,093	$247,089	$233,213
Diluted FFO available to common share and unit holders, as adjusted for comparability	8	$84,002	$83,015	$80,168	$80,424	$80,121	$247,185	$233,241

3	3Q 2026 Supplemental Information Package

COPT Defense Properties
Selected Financial Summary Data (continued)
(in thousands, except ratios)

	Page	As of or for Three Months Ended					As of and for Nine Months Ended
PAYOUT RATIOS AND CAPITALIZATION		9/30/26	6/30/26	3/31/26	12/31/25	9/30/25	9/30/26	9/30/25
GAAP
Payout ratio
Net income	N/A	74.5%	76.4%	92.5%	89.3%	80.5%	80.4%	87.9%

Capitalization and debt ratios
Total assets	6	$4,573,242	$4,515,281	$4,458,909	$4,701,790	$4,351,432
Total equity	6	$1,596,153	$1,580,961	$1,566,641	$1,562,169	$1,555,039
Debt per balance sheet	6	$2,579,733	$2,592,436	$2,546,958	$2,767,834	$2,443,518
Debt to assets	32	56.4%	57.4%	57.1%	58.9%	56.2%	N/A	N/A
Net income to interest expense ratio	32	2.0x	2.0x	1.7x	1.6x	2.1x	1.9x	1.9x
Debt to net income ratio	32	13.0x	13.3x	15.9x	17.6x	14.0x	N/A	N/A

Non-GAAP
Payout ratios
Diluted FFO	N/A	43.9%	44.4%	46.0%	43.5%	43.7%	44.8%	45.0%
Diluted FFO - as adjusted for comparability	N/A	43.9%	44.4%	46.0%	43.5%	43.7%	44.7%	45.0%
Diluted AFFO	N/A	56.4%	53.3%	56.6%	61.2%	55.3%	55.4%	59.3%

Capitalization and debt ratios
Total Market Capitalization	29	$6,469,058	$6,829,549	$6,112,751	$5,997,335	$5,814,654
Total Equity Market Capitalization	29	$3,870,058	$4,216,509	$3,543,847	$3,206,035	$3,352,013
Net debt	37	$2,648,656	$2,662,801	$2,614,344	$2,589,666	$2,512,124
Net debt to adjusted book	32	39.9%	40.8%	40.6%	40.5%	40.2%	N/A	N/A
Adjusted EBITDA fixed charge coverage ratio	32	4.4x	4.4x	4.3x	4.3x	4.8x	4.3x	4.8x
Net debt to in-place adjusted EBITDA ratio	32	5.9x	6.0x	6.1x	5.9x	6.1x	N/A	N/A
Net debt adjusted for fully-leased investment properties to in-place adjusted EBITDA ratio	32	5.6x	5.9x	5.9x	5.8x	5.8x	N/A	N/A

4	3Q 2026 Supplemental Information Package

COPT Defense Properties
Selected Portfolio Data (1)

	9/30/26	6/30/26	3/31/26	12/31/25	9/30/25
# of Properties
Total Portfolio	208	208	207	207	204
Consolidated Portfolio	184	184	183	183	180
Defense/IT Portfolio	202	202	201	201	198
Same Property	203	203	203	203	203

% Occupied
Total Portfolio	94.0%	94.1%	94.4%	94.0%	93.9%
Consolidated Portfolio	92.8%	92.9%	93.2%	92.8%	92.6%
Defense/IT Portfolio	95.2%	95.1%	95.6%	95.5%	95.4%
Same Property	93.9%	94.5%	94.2%	93.9%	93.9%

% Leased
Total Portfolio	95.0%	95.6%	95.2%	95.3%	95.7%
Consolidated Portfolio	94.0%	94.7%	94.3%	94.3%	94.8%
Defense/IT Portfolio	96.2%	96.4%	96.4%	96.5%	97.0%
Same Property	94.9%	95.4%	95.1%	95.4%	95.7%

Square Feet (in thousands)
Total Portfolio	25,303	25,303	25,155	25,147	24,585
Consolidated Portfolio	21,008	21,008	20,859	20,851	20,290
Defense/IT Portfolio	23,316	23,316	23,167	23,159	22,597
Same Property	24,557	24,557	24,557	24,557	24,557
(1)Except for the Consolidated Portfolio, includes properties owned through unconsolidated real estate JVs (see page 34).

5	3Q 2026 Supplemental Information Package

COPT Defense Properties
Consolidated Balance Sheets
(in thousands)

	9/30/26	6/30/26	3/31/26	12/31/25	9/30/25
Assets
Properties, net
Operating properties, net	$3,501,226	$3,521,326	$3,494,556	$3,500,087	$3,372,672
Development and redevelopment in progress, including land (1)	182,960	113,632	120,936	95,284	140,091
Land held (1)	177,212	178,510	187,484	188,106	213,093
Total properties, net	3,861,398	3,813,468	3,802,976	3,783,477	3,725,856
Property - operating lease right-of-use assets	45,882	47,405	48,906	50,383	51,838
Assets held for sale	—	11,194	—	—	—
Cash and cash equivalents	24,262	24,157	28,580	274,986	23,687
Investment in unconsolidated real estate joint ventures	35,771	35,521	35,818	36,368	36,301
Accounts receivable, net	53,394	53,567	51,907	58,185	38,931
Deferred rent receivable	185,416	183,463	182,647	177,921	173,758
Lease incentives, net	75,133	72,508	71,879	72,347	68,263
Investment in sales-type leases, net	48,214	48,250	5,178	3,830	3,999
Deferred leasing costs, net	78,691	76,113	76,430	75,052	72,272
Investing receivables, net	66,551	72,637	69,922	69,856	79,772
Prepaid expenses and other assets, net	98,530	76,998	84,666	99,385	76,755
Total assets	$4,573,242	$4,515,281	$4,458,909	$4,701,790	$4,351,432
Liabilities and equity
Liabilities
Debt	$2,579,733	$2,592,436	$2,546,958	$2,767,834	$2,443,518
Accounts payable and accrued expenses	166,525	115,668	116,954	147,200	135,331
Rents received in advance and security deposits	37,184	37,541	40,252	37,914	36,988
Dividends and distributions payable	37,119	37,111	37,102	35,205	35,220
Deferred revenue associated with operating leases	48,105	50,560	47,874	47,714	43,671
Property - operating lease liabilities	41,178	42,485	43,768	45,012	46,203
Other liabilities	42,214	33,638	34,230	33,236	31,245
Total liabilities	2,952,058	2,909,439	2,867,138	3,114,115	2,772,176
Redeemable noncontrolling interest	25,031	24,881	25,130	25,506	24,217
Equity
COPT Defense’s shareholders’ equity
Common shares	1,134	1,134	1,134	1,132	1,130
Additional paid-in capital	2,507,083	2,503,639	2,500,341	2,502,661	2,497,736
Cumulative distributions in excess of net income	(965,103)	(976,558)	(986,706)	(988,957)	(991,935)
Accumulated other comprehensive income (loss)	—	9	34	(61)	79
Total COPT Defense’s shareholders’ equity	1,543,114	1,528,224	1,514,803	1,514,775	1,507,010
Noncontrolling interests in subsidiaries
Common units in the Operating Partnership	34,513	34,296	33,687	29,317	33,024
Other consolidated entities	18,526	18,441	18,151	18,077	15,005
Total noncontrolling interests in subsidiaries	53,039	52,737	51,838	47,394	48,029
Total equity	1,596,153	1,580,961	1,566,641	1,562,169	1,555,039
Total liabilities, redeemable noncontrolling interest, and equity	$4,573,242	$4,515,281	$4,458,909	$4,701,790	$4,351,432
(1)Refer to pages 26 and 28 for detail.

6	3Q 2026 Supplemental Information Package

COPT Defense Properties
Consolidated Statements of Operations
(in thousands)

	Three Months Ended					Nine Months Ended
	9/30/26	6/30/26	3/31/26	12/31/25	9/30/25	9/30/26	9/30/25
Revenues
Lease revenue	$193,482	$188,806	$192,971	$185,002	$178,272	$575,259	$529,178
Other property revenue	1,853	1,820	1,625	1,483	2,038	5,298	6,186
Construction contract and other service revenues	13,424	6,766	6,041	10,872	8,485	26,231	31,202
Total revenues	208,759	197,392	200,637	197,357	188,795	606,788	566,566
Operating expenses
Property operating expenses	77,217	72,586	81,435	74,616	70,356	231,238	209,311
Depreciation and amortization associated with real estate operations	42,966	42,289	42,685	42,263	40,631	127,940	119,563
Construction contract and other service expenses	12,763	6,023	5,552	10,432	7,952	24,338	29,530
General and administrative expenses	9,047	9,237	8,456	7,943	8,483	26,740	24,833
Leasing expenses	2,780	3,089	2,994	2,896	2,449	8,863	8,061
Business development expenses and land carry costs	729	938	1,199	904	1,098	2,866	3,203
Total operating expenses	145,502	134,162	142,321	139,054	130,969	421,985	394,501
Interest expense	(24,439)	(24,444)	(23,996)	(24,324)	(20,894)	(72,879)	(62,336)
Interest and other income, net	2,984	2,973	3,955	5,301	2,591	9,912	5,382
Gain on sales of real estate	7,673	6,442	582	32	3,018	14,697	3,318
Loss on early extinguishment of debt	—	—	—	(66)	—	—	—
Income before equity in income of unconsolidated entities and income taxes	49,475	48,201	38,857	39,246	42,541	136,533	118,429
Equity in income of unconsolidated entities	415	392	1,406	265	1,815	2,213	2,541
Income tax expense	(96)	(34)	(124)	(115)	(612)	(254)	(832)
Net income	49,794	48,559	40,139	39,396	43,744	138,492	120,138
Net income attributable to noncontrolling interests
Common units in the Operating Partnership	(1,069)	(1,038)	(812)	(743)	(924)	(2,919)	(2,496)
Other consolidated entities	(984)	(1,084)	(771)	(1,152)	(1,093)	(2,839)	(2,828)
Net income attributable to common shareholders	$47,741	$46,437	$38,556	$37,501	$41,727	$132,734	$114,814
Amount allocable to share-based compensation awards	(183)	(183)	(161)	(113)	(133)	(525)	(340)
Numerator for diluted EPS	$47,558	$46,254	$38,395	$37,388	$41,594	$132,209	$114,474

7	3Q 2026 Supplemental Information Package

COPT Defense Properties
Funds from Operations
(in thousands)

	Three Months Ended					Nine Months Ended
	9/30/26	6/30/26	3/31/26	12/31/25	9/30/25	9/30/26	9/30/25
Net income	$49,794	$48,559	$40,139	$39,396	$43,744	$138,492	$120,138
Real estate-related depreciation and amortization	42,966	42,289	42,685	42,263	40,631	127,940	119,563
Gain on sales of real estate	(7,673)	(6,442)	(582)	(32)	(3,018)	(14,697)	(3,318)
Depreciation and amortization on unconsolidated real estate JVs (1)	718	726	742	744	733	2,186	2,206
Gain on sale of real estate on unconsolidated real estate JV (1)	—	(130)	(1,146)	—	—	(1,276)	—
FFO - per Nareit (2)	85,805	85,002	81,838	82,371	82,090	252,645	238,589
FFO allocable to other noncontrolling interests (3)	(1,342)	(1,433)	(1,131)	(1,524)	(1,502)	(3,906)	(4,042)
Basic FFO allocable to share-based compensation awards	(620)	(617)	(603)	(543)	(548)	(1,840)	(1,628)
Basic FFO available to common share and common unit holders (2)	83,843	82,952	80,104	80,304	80,040	246,899	232,919
Diluted FFO adjustments allocable to share-based compensation awards	63	63	64	54	53	190	294
Diluted FFO available to common share and common unit holders - per Nareit (2)	83,906	83,015	80,168	80,358	80,093	247,089	233,213
Loss on early extinguishment of debt	—	—	—	66	—	—	—
Loss on early extinguishment of debt on unconsolidated real estate JVs (1)	—	—	—	—	28	—	28
Demolition costs on nonrecurring improvements	97	—	—	—	—	97	—
Diluted FFO comparability adjustments allocable to share-based compensation awards	(1)	—	—	—	—	(1)	—
Diluted FFO available to common share and common unit holders, as adjusted for comparability (2)	$84,002	$83,015	$80,168	$80,424	$80,121	$247,185	$233,241
(1)See page 34 for additional disclosure regarding our unconsolidated real estate JVs.
(2)Refer to the section entitled “Definitions” for a definition of this measure.
(3)Pertains to noncontrolling interests in consolidated real estate JVs reported on page 33.

8	3Q 2026 Supplemental Information Package

COPT Defense Properties
Diluted Share + Unit Computations
(in thousands, except per share data)

	Three Months Ended					Nine Months Ended
	9/30/26	6/30/26	3/31/26	12/31/25	9/30/25	9/30/26	9/30/25
EPS Denominator
Weighted average common shares - basic	112,886	112,871	112,806	112,733	112,485	112,855	112,442
Dilutive effect of share-based compensation awards	945	938	1,031	850	702	971	749
Dilutive exchangeable debt	2,088	1,087	472	—	—	1,183	—
Weighted average common shares - diluted	115,919	114,896	114,309	113,583	113,187	115,009	113,191
Diluted EPS	$0.41	$0.40	$0.34	$0.33	$0.37	$1.15	$1.01

Weighted Average Shares for period ended
Common shares	112,886	112,871	112,806	112,733	112,485	112,855	112,442
Dilutive effect of share-based compensation awards	945	938	1,031	850	702	971	749
Common units	2,237	2,231	2,063	1,926	2,182	2,177	2,136
Dilutive exchangeable debt	2,088	1,087	472	—	—	1,183	—
Denominator for diluted FFO per share and as adjusted for comparability	118,156	117,127	116,372	115,509	115,369	117,186	115,327
Weighted average common units	(2,237)	(2,231)	(2,063)	(1,926)	(2,182)	(2,177)	(2,136)
Denominator for diluted EPS	115,919	114,896	114,309	113,583	113,187	115,009	113,191
Diluted FFO per share - Nareit (1)	$0.71	$0.71	$0.69	$0.70	$0.69	$2.11	$2.02
Diluted FFO per share - as adjusted for comparability (1)	$0.71	$0.71	$0.69	$0.70	$0.69	$2.11	$2.02
(1)Refer to the section entitled “Definitions” for a definition of this measure.

9	3Q 2026 Supplemental Information Package

COPT Defense Properties
Adjusted Funds from Operations
(in thousands)

	Three Months Ended					Nine Months Ended
	9/30/26	6/30/26	3/31/26	12/31/25	9/30/25	9/30/26	9/30/25
Diluted FFO available to common share and common unit holders, as adjusted for comparability (1)	$84,002	$83,015	$80,168	$80,424	$80,121	$247,185	$233,241
Straight line rent adjustments and lease incentive amortization	(828)	5,377	(1,330)	3,634	5,053	3,219	1,518
Amortization of intangibles and other assets included in NOI	(5)	106	60	(384)	42	161	268
Sales-type lease adjustments	33	101	—	—	—	134	—
Share-based compensation, net of amounts capitalized	3,450	3,376	3,186	2,954	2,961	10,012	8,739
Amortization of deferred financing costs	778	794	832	817	657	2,404	1,981
Amortization of net debt discounts and commissions, net of amounts capitalized	1,087	1,076	1,217	1,282	1,070	3,380	3,181
Replacement capital expenditures (1)	(22,997)	(25,117)	(19,205)	(31,290)	(26,982)	(67,319)	(72,365)
Other	(136)	386	156	(228)	352	406	508
Diluted AFFO available to common share and common unit holders (“diluted AFFO”) (1)	$65,384	$69,114	$65,084	$57,209	$63,274	$199,582	$177,071

Replacement capital expenditures (1)
Tenant improvements and incentives	$19,173	$19,905	$15,899	$25,671	$24,769	$54,977	$53,820
Building improvements	3,882	2,892	1,142	8,888	3,662	7,916	11,175
Leasing costs	4,946	1,420	1,547	5,008	2,240	7,913	10,630
Net (exclusions from) additions to tenant improvements and incentives	(4,445)	1,167	924	(6,335)	(3,390)	(2,354)	(93)
Excluded building improvements	(559)	(267)	(307)	(1,942)	(299)	(1,133)	(2,203)
Excluded leasing costs	—	—	—	—	—	—	(964)
Replacement capital expenditures	$22,997	$25,117	$19,205	$31,290	$26,982	$67,319	$72,365
(1)Refer to the section entitled “Definitions” for a definition of this measure.

10	3Q 2026 Supplemental Information Package

COPT Defense Properties
EBITDAre + Adjusted EBITDA
(in thousands)

	Three Months Ended					Nine Months Ended
	9/30/26	6/30/26	3/31/26	12/31/25	9/30/25	9/30/26	9/30/25
Net income	$49,794	$48,559	$40,139	$39,396	$43,744	$138,492	$120,138
Interest expense	24,439	24,444	23,996	24,324	20,894	72,879	62,336
Income tax expense	96	34	124	115	612	254	832
Real estate-related depreciation and amortization	42,966	42,289	42,685	42,263	40,631	127,940	119,563
Other depreciation and amortization	482	466	416	435	428	1,364	1,438
Gain on sales of real estate	(7,673)	(6,442)	(582)	(32)	(3,018)	(14,697)	(3,318)
Adjustments from unconsolidated real estate JVs	1,797	1,658	650	1,818	1,758	4,105	4,791
EBITDAre (1)	111,901	111,008	107,428	108,319	105,049	330,337	305,780
Credit loss (recoveries) expense	(1,096)	(978)	(369)	(644)	(324)	(2,443)	1,378
Business development expenses	488	650	802	508	731	1,940	2,065
Demolition costs on nonrecurring improvements	97	—	—	—	—	97	—
Executive transition costs	—	—	—	—	—	—	78
Loss on early extinguishment of debt	—	—	—	66	—	—	—
Loss on early extinguishment of debt on unconsolidated real estate JVs	—	—	—	—	28	—	28
Net gain on other investments	—	—	(29)	(26)	(1,713)	(29)	(1,713)
Adjusted EBITDA (1)	111,390	110,680	107,832	108,223	103,771	$329,902	$307,616
Pro forma NOI adjustment for property changes within period	1,150	—	—	1,969	21
Change in collectability of deferred rental revenue	32	—	86	127	—
In-place adjusted EBITDA (1)	$112,572	$110,680	$107,918	$110,319	$103,792
(1)Refer to the section entitled “Definitions” for a definition of this measure.

11	3Q 2026 Supplemental Information Package

COPT Defense Properties
Properties by Segment - 9/30/26
(square feet in thousands)

	# of Properties	Operational Square Feet	% Occupied	% Leased	% of Operational Square Feet	% of ARR (1)
Defense/IT Portfolio
Fort Meade/Baltimore Washington (“BW”) Corridor
National Business Park (Annapolis Junction, MD)	35	4,436	95.2%	95.5%	17.5%	25.0%
Howard County, MD	36	3,084	90.4%	94.0%	12.2%	11.4%
Other	25	1,883	90.9%	92.0%	7.5%	7.8%
Total Fort Meade/BW Corridor	96	9,403	92.8%	94.3%	37.2%	44.2%
Redstone Arsenal (Huntsville, AL)	25	2,525	96.9%	98.0%	10.0%	9.0%
Northern Virginia (“NoVA”) Defense/IT	17	2,644	93.5%	95.2%	10.4%	13.6%
Lackland Air Force Base (San Antonio, TX)	9	1,143	96.5%	96.5%	4.5%	9.6%
Navy Support	22	1,271	88.2%	89.0%	5.0%	5.0%
Data Center Shells
Consolidated properties	9	2,035	100.0%	100.0%	8.0%	7.7%
Unconsolidated JV properties (2)	24	4,295	100.0%	100.0%	17.0%	1.2%
Total Defense/IT Portfolio	202	23,316	95.2%	96.2%	92.1%	90.3%
Other	6	1,987	80.4%	81.5%	7.9%	9.7%
Total Portfolio	208	25,303	94.0%	95.0%	100.0%	100.0%
Consolidated Portfolio	184	21,008	92.8%	94.0%	83.0%	98.8%
(1)Refer to the section entitled “Definitions” for a definition of this measure.
(2)See page 34 for additional disclosure regarding our unconsolidated real estate JVs.

12	3Q 2026 Supplemental Information Package

COPT Defense Properties
Consolidated Real Estate Revenues + NOI by Segment
(in thousands)

	Three Months Ended					Nine Months Ended
	9/30/26	6/30/26	3/31/26	12/31/25	9/30/25	9/30/26	9/30/25
Consolidated real estate revenues
Defense/IT Portfolio
Fort Meade/BW Corridor	$84,693	$81,932	$87,533	$82,215	$81,756	$254,158	$247,701
Redstone Arsenal	21,197	20,137	20,645	19,783	19,477	61,979	54,876
NoVA Defense/IT	25,066	24,824	24,816	23,307	22,343	74,706	67,523
Lackland Air Force Base	20,661	19,552	18,354	20,639	18,555	58,567	52,440
Navy Support	9,756	9,523	8,992	8,621	8,727	28,271	24,945
Data Center Shells-Consolidated	15,245	15,957	14,665	12,642	10,715	45,867	32,224
Total Defense/IT Portfolio	176,618	171,925	175,005	167,207	161,573	523,548	479,709
Other	18,717	18,701	19,591	19,278	18,737	57,009	55,655
Consolidated real estate revenues (1)	$195,335	$190,626	$194,596	$186,485	$180,310	$580,557	$535,364

NOI from real estate operations (2)
Defense/IT Portfolio
Fort Meade/BW Corridor	$53,768	$53,394	$51,053	$52,028	$53,279	$158,215	$160,397
Redstone Arsenal	13,809	13,422	13,396	12,857	12,227	40,627	35,172
NoVA Defense/IT	15,453	15,488	14,460	14,104	13,452	45,401	39,685
Lackland Air Force Base	9,611	9,703	9,356	9,059	8,310	28,670	23,955
Navy Support	5,168	5,419	4,633	4,807	4,711	15,220	12,907
Data Center Shells
Consolidated properties	12,080	11,918	12,116	10,486	9,014	36,114	26,887
COPT Defense’s share of unconsolidated real estate JVs	2,212	2,050	2,056	2,083	1,864	6,318	5,623
Total Defense/IT Portfolio	112,101	111,394	107,070	105,424	102,857	330,565	304,626
Other	8,229	8,696	8,147	8,528	8,961	25,072	27,050
NOI from real estate operations (1)	$120,330	$120,090	$115,217	$113,952	$111,818	$355,637	$331,676
(1)Refer to the section entitled “Supplementary Reconciliations of Non-GAAP Measures” for reconciliation.
(2)Refer to the section entitled “Definitions” for a definition of this measure.

13	3Q 2026 Supplemental Information Package

COPT Defense Properties
Cash NOI by Segment
(in thousands)

	Three Months Ended					Nine Months Ended
	9/30/26	6/30/26	3/31/26	12/31/25	9/30/25	9/30/26	9/30/25
Cash NOI from real estate operations (1)
Defense/IT Portfolio
Fort Meade/BW Corridor	$53,546	$54,332	$50,873	$52,727	$53,019	$158,751	$154,763
Redstone Arsenal	10,788	11,062	10,322	9,937	9,549	32,172	28,555
NoVA Defense/IT	15,993	16,033	14,964	14,607	13,669	46,990	38,649
Lackland Air Force Base	9,140	9,121	9,606	8,946	8,863	27,867	25,795
Navy Support	5,402	5,754	4,744	4,628	4,155	15,900	12,203
Data Center Shells
Consolidated properties	10,994	10,800	8,989	8,170	8,217	30,783	22,740
COPT Defense’s share of unconsolidated real estate JVs	1,791	1,763	1,701	1,682	1,655	5,255	4,934
Total Defense/IT Portfolio	107,654	108,865	101,199	100,697	99,127	317,718	287,639
Other	7,050	7,546	7,105	7,010	7,997	21,701	25,637
Cash NOI from real estate operations (2)	$114,704	$116,411	$108,304	$107,707	$107,124	$339,419	$313,276
(1)Refer to the section entitled “Definitions” for a definition of this measure.
(2)Refer to the section entitled “Supplementary Reconciliations of Non-GAAP Measures” for reconciliation.

14	3Q 2026 Supplemental Information Package

COPT Defense Properties
NOI from Real Estate Operations + Occupancy by Property Grouping - 9/30/26
(dollars and square feet in thousands)

	As of Period End					NOI from Real Estate Operations (3)
	# of Properties	Operational Square Feet	% Occupied (1)	% Leased (1)	Annualized Rental Revenue (2)
Property Grouping						Nine Months Ended	% of Nine Months Ended
Defense/IT Portfolio
Same Property (2)
Consolidated properties	173	18,275	93.9%	95.1%	$647,346	$309,326	87.0%
Unconsolidated JV properties	24	4,295	100.0%	100.0%	9,295	6,318	1.8%
Total Same Property in Defense/IT Portfolio	197	22,570	95.0%	96.0%	656,641	315,644	88.8%
Properties Placed in Service (4)	4	604	100.0%	100.0%	21,329	10,405	2.9%
Acquired properties (5)	1	142	100.0%	100.0%	4,959	4,516	1.3%
Total Defense/IT Portfolio	202	23,316	95.2%	96.2%	682,929	330,565	93.0%
Other	6	1,987	80.4%	81.5%	73,718	25,072	7.0%
Total Portfolio	208	25,303	94.0%	95.0%	$756,647	$355,637	100.0%
Consolidated Portfolio	184	21,008	92.8%	94.0%	$747,352	$349,319	98.2%
(1)Percentages calculated based on operational square feet.
(2)Refer to the section entitled “Definitions” for a definition of this measure.
(3)Refer to the section entitled “Supplementary Reconciliations of Non-GAAP Measures” for reconciliation.
(4)Newly developed or redeveloped properties placed in service that were not fully operational by 1/1/25.
(5)Includes an operating property acquired in 2025. Also includes NOI from real estate operations associated with a parcel of land subject to a ground lease that we acquired on 4/23/26 and recognized as an investment in a sales-type lease (see page 25).

15	3Q 2026 Supplemental Information Package

COPT Defense Properties
Same Property (1) Average Occupancy Rates by Segment
(square feet in thousands)

	# of Properties	Operational Square Feet	Three Months Ended					Nine Months Ended
			9/30/26	6/30/26	3/31/26	12/31/25	9/30/25	9/30/26	9/30/25
Defense/IT Portfolio
Fort Meade/BW Corridor	95	9,256	93.3%	93.6%	93.4%	93.6%	94.3%	93.5%	94.5%
Redstone Arsenal	24	2,475	97.9%	96.6%	96.0%	96.6%	96.0%	96.8%	95.4%
NoVA Defense/IT	16	2,502	93.0%	93.5%	93.3%	92.8%	93.1%	93.3%	92.6%
Lackland Air Force Base	9	1,142	98.8%	100.0%	100.0%	100.0%	100.0%	99.6%	98.4%
Navy Support	22	1,271	88.1%	86.4%	86.8%	85.8%	83.5%	87.1%	83.0%
Data Center Shells
Consolidated properties	7	1,629	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Unconsolidated JV properties	24	4,295	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Total Defense/IT Portfolio	197	22,570	95.5%	95.5%	95.4%	95.4%	95.5%	95.5%	95.4%
Other	6	1,987	80.2%	82.9%	79.2%	76.8%	76.2%	80.8%	75.0%
Total Same Property	203	24,557	94.3%	94.5%	94.1%	93.9%	94.0%	94.3%	93.7%

Same Property (1) Period End Occupancy Rates by Segment (square feet in thousands)
	# of Properties	Operational Square Feet
			9/30/26	6/30/26	3/31/26	12/31/25	9/30/25
Defense/IT Portfolio
Fort Meade/BW Corridor	95	9,256	92.7%	93.5%	93.5%	93.6%	94.1%
Redstone Arsenal	24	2,475	96.9%	97.7%	96.0%	96.0%	95.7%
NoVA Defense/IT	16	2,502	93.2%	93.2%	93.5%	93.1%	93.0%
Lackland Air Force Base	9	1,142	96.5%	100.0%	100.0%	100.0%	100.0%
Navy Support	22	1,271	88.2%	86.2%	88.2%	86.9%	83.9%
Data Center Shells
Consolidated properties	7	1,629	100.0%	100.0%	100.0%	100.0%	100.0%
Unconsolidated JV properties	24	4,295	100.0%	100.0%	100.0%	100.0%	100.0%
Total Defense/IT Portfolio	197	22,570	95.0%	95.6%	95.5%	95.4%	95.4%
Other	6	1,987	80.4%	83.1%	79.7%	76.6%	76.8%
Total Same Property	203	24,557	93.9%	94.5%	94.2%	93.9%	93.9%
(1)Refer to the section entitled “Definitions” for a definition of this measure.

16	3Q 2026 Supplemental Information Package

COPT Defense Properties
Same Property Real Estate Revenues + NOI by Segment
(in thousands)

	Three Months Ended					Nine Months Ended
	9/30/26	6/30/26	3/31/26	12/31/25	9/30/25	9/30/26	9/30/25
Same Property real estate revenues
Defense/IT Portfolio
Fort Meade/BW Corridor	$84,113	$81,931	$87,534	$82,215	$81,756	$253,578	$247,701
Redstone Arsenal	20,670	19,591	20,133	19,302	19,128	60,394	54,406
NoVA Defense/IT	22,876	22,839	23,405	22,349	22,343	69,120	67,523
Lackland Air Force Base	20,661	19,552	18,354	20,639	18,554	58,567	52,440
Navy Support	9,756	9,523	8,992	8,621	8,727	28,271	24,945
Data Center Shells-Consolidated	11,749	12,509	11,393	11,101	10,715	35,651	32,224
Total Defense/IT Portfolio	169,825	165,945	169,811	164,227	161,223	505,581	479,239
Other	16,341	16,282	17,245	16,889	16,419	49,868	48,385
Same Property real estate revenues	$186,166	$182,227	$187,056	$181,116	$177,642	$555,449	$527,624

Same Property NOI from real estate operations (“NOI”)
Defense/IT Portfolio
Fort Meade/BW Corridor	$53,405	$53,546	$51,098	$52,067	$53,317	$158,049	$160,437
Redstone Arsenal	13,391	13,019	12,982	12,472	11,962	39,392	34,779
NoVA Defense/IT	13,589	13,866	13,429	13,318	13,453	40,884	39,685
Lackland Air Force Base	9,611	9,703	9,356	9,059	8,310	28,670	23,955
Navy Support	5,168	5,420	4,632	4,807	4,710	15,220	12,907
Data Center Shells
Consolidated properties	9,003	9,057	9,051	9,022	9,014	27,111	26,887
COPT Defense’s share of unconsolidated real estate JVs	2,212	2,050	2,056	2,083	1,864	6,318	5,623
Total Defense/IT Portfolio	106,379	106,661	102,604	102,828	102,630	315,644	304,273
Other	7,901	8,306	7,777	8,129	8,647	23,984	25,957
Same Property NOI (1)	$114,280	$114,967	$110,381	$110,957	$111,277	$339,628	$330,230
(1)Refer to the section entitled “Supplementary Reconciliations of Non-GAAP Measures” for reconciliation.

17	3Q 2026 Supplemental Information Package

COPT Defense Properties
Same Property Cash NOI by Segment
(dollars in thousands)

	Three Months Ended					Nine Months Ended
	9/30/26	6/30/26	3/31/26	12/31/25	9/30/25	9/30/26	9/30/25
Same Property cash NOI from real estate operations (“cash NOI”)
Defense/IT Portfolio
Fort Meade/BW Corridor	$53,763	$54,484	$50,917	$52,766	$53,057	$159,164	$154,803
Redstone Arsenal	10,580	10,873	10,105	9,824	9,549	31,558	28,530
NoVA Defense/IT	14,491	14,701	14,085	13,945	13,669	43,277	38,649
Lackland Air Force Base	9,140	9,121	9,606	8,947	8,863	27,867	25,795
Navy Support	5,402	5,754	4,744	4,627	4,155	15,900	12,203
Data Center Shells
Consolidated properties	8,380	8,400	8,345	8,247	8,218	25,125	22,741
COPT Defense’s share of unconsolidated real estate JVs	1,791	1,763	1,701	1,682	1,655	5,255	4,934
Total Defense/IT Portfolio	103,547	105,096	99,503	100,038	99,166	308,146	287,655
Other	6,723	7,156	6,750	6,628	7,698	20,629	24,520
Same Property cash NOI (1)	$110,270	$112,252	$106,253	$106,666	$106,864	$328,775	$312,175
Percentage change in total Same Property cash NOI (1)(2)	3.2%					5.3%
Percentage change in Defense/IT Portfolio Same Property cash NOI (2)	4.4%					7.1%

(1)Refer to the section entitled “Supplementary Reconciliations of Non-GAAP Measures” for reconciliation.
(2)Represents the change between the current period and the same period in the prior year.

18	3Q 2026 Supplemental Information Package

COPT Defense Properties
Leasing (1)(2)
Three Months Ended 9/30/26
(square feet in thousands)

	Defense/IT Portfolio
	Ft Meade/BW Corridor	Redstone Arsenal	NoVA Defense/IT	Lackland Air Force Base	Navy Support	Data Center Shells	Total Defense/IT Portfolio	Other	Total
Renewed Space
Leased Square Feet	128	17	242	—	39	58	484	61	545
Expiring Square Feet	260	68	253	40	41	58	719	61	780
Vacating Square Feet	131	51	11	40	2	—	235	—	235
Retention Rate (% based upon square feet)	49.5%	24.4%	95.7%	—%	95.8%	100.0%	67.3%	100.0%	69.9%
Statistics for Completed Leasing
Per Annum Average Committed Cost per Square Foot	$2.46	$1.93	$5.07	$—	$1.66	$0.70	$3.47	$1.39	$3.24
Weighted Average Lease Term in Years	2.9	2.7	5.1	—	2.9	5.0	4.3	5.0	4.3
Straight-line Rent Per Square Foot
Renewal Straight-line Rent	$32.01	$35.89	$40.90	$—	$28.23	$45.66	$37.91	$32.36	$37.30
Expiring Straight-line Rent	$27.40	$31.64	$36.76	$—	$26.05	$16.67	$30.83	$32.39	$31.00
Change in Straight-line Rent	16.8%	13.4%	11.3%	—%	8.4%	173.9%	23.0%	(0.1%)	20.3%
Cash Rent Per Square Foot
Renewal Cash Rent	$31.38	$35.46	$41.76	$—	$28.23	$43.63	$37.92	$34.95	$37.59
Expiring Cash Rent	$30.63	$33.02	$41.86	$—	$29.02	$18.20	$34.70	$34.20	$34.65
Change in Cash Rent	2.4%	7.4%	(0.2%)	—%	(2.7%)	139.7%	9.3%	2.2%	8.5%
Compound Annual Growth Rate	3.1%	5.4%	2.8%	—%	3.1%	13.8%	4.3%	3.0%	4.2%
Average Escalations Per Year	2.5%	1.9%	2.3%	—%	2.6%	3.0%	2.4%	0.6%	2.2%
New Leases
Investment Space
Leased Square Feet	—	75	—	—	—	—	75	—	75
Statistics for Completed Leasing
Per Annum Average Committed Cost per Square Foot	$—	$11.29	$—	$—	$—	$—	$11.29	$—	$11.29
Weighted Average Lease Term in Years	—	11.6	—	—	—	—	11.6	—	11.6
Straight-line Rent Per Square Foot	$—	$39.85	$—	$—	$—	$—	$39.85	$—	$39.85
Cash Rent Per Square Foot	$—	$37.50	$—	$—	$—	$—	$37.50	$—	$37.50
Vacant Space
Leased Square Feet	133	27	24	—	11	—	195	27	222
Statistics for Completed Leasing
Per Annum Average Committed Cost per Square Foot	$8.44	$4.61	$7.57	$—	$8.58	$—	$7.81	$13.25	$8.47
Weighted Average Lease Term in Years	7.6	4.9	5.4	—	4.7	—	6.8	10.0	7.2
Straight-line Rent Per Square Foot	$25.94	$30.97	$31.73	$—	$24.75	$—	$27.29	$65.28	$31.90
Cash Rent Per Square Foot	$26.23	$29.30	$32.22	$—	$23.69	$—	$27.25	$61.42	$31.41
Total Square Feet Leased	261	119	266	—	50	58	754	88	842
Average Escalations Per Year	2.4%	2.3%	2.3%	—%	2.6%	3.0%	2.4%	1.6%	2.3%
Average Escalations Excl. Data Center Shells									2.3%

(1)Activity excludes owner occupied space, leases with less than a one-year term and expirations associated with space removed from service. Weighted average lease term is based on the term defined in the lease assuming no exercise of early termination rights. Committed costs for leasing are reported above in the period of lease execution. Actual capital expenditures for leasing are reported on page 10 in the period such costs are incurred.
(2)Refer to the section entitled “Definitions” for definitions of certain terms on this schedule.

19	3Q 2026 Supplemental Information Package

COPT Defense Properties
Leasing (1)(2)
Nine Months Ended 9/30/26
(square feet in thousands)

	Defense/IT Portfolio
	Ft Meade/BW Corridor	Redstone Arsenal	NoVA Defense/IT	Lackland Air Force Base	Navy Support	Data Center Shells	Total Defense/IT Portfolio	Other	Total
Renewed Space
Leased Square Feet	377	159	283	953	159	58	1,989	66	2,055
Expiring Square Feet	712	210	323	993	206	58	2,502	68	2,570
Vacating Square Feet	333	51	40	40	47	—	511	2	513
Retention Rate (% based upon square feet)	53.2%	75.5%	87.6%	96.0%	77.2%	100.0%	79.6%	96.4%	80.0%
Statistics for Completed Leasing
Per Annum Average Committed Cost per Square Foot	$1.52	$0.89	$5.33	$2.14	$0.66	$0.70	$2.22	$1.43	$2.19
Weighted Average Lease Term in Years	3.4	2.8	5.1	4.6	2.5	5.0	4.2	4.8	4.2
Straight-line Rent Per Square Foot
Renewal Straight-line Rent	$34.35	$27.47	$40.66	$67.05	$23.35	$45.66	$49.81	$32.08	$49.25
Expiring Straight-line Rent	$32.04	$25.96	$36.34	$59.50	$22.43	$16.67	$44.10	$31.93	$43.71
Change in Straight-line Rent	7.2%	5.8%	11.9%	12.7%	4.1%	173.9%	13.0%	0.5%	12.7%
Cash Rent Per Square Foot
Renewal Cash Rent	$34.08	$27.99	$41.36	$65.65	$23.78	$43.63	$49.20	$34.42	$48.73
Expiring Cash Rent	$33.75	$28.19	$41.31	$63.01	$24.16	$18.20	$47.17	$33.68	$46.74
Change in Cash Rent	1.0%	(0.7%)	0.1%	4.2%	(1.6%)	139.7%	4.3%	2.2%	4.3%
Compound Annual Growth Rate	3.9%	4.0%	3.0%	6.3%	1.7%	13.8%	5.1%	3.2%	5.0%
Average Escalations Per Year	3.2%	2.4%	2.3%	3.0%	2.5%	3.0%	2.9%	0.7%	2.8%
New Leases
Investment Space
Leased Square Feet	384	107	—	—	—	—	491	—	491
Statistics for Completed Leasing
Per Annum Average Committed Cost per Square Foot	$4.16	$10.49	$—	$—	$—	$—	$5.53	$—	$5.53
Weighted Average Lease Term in Years	13.4	11.1	—	—	—	—	12.9	—	12.9
Straight-line Rent Per Square Foot	$54.76	$40.10	$—	$—	$—	$—	$51.57	$—	$51.57
Cash Rent Per Square Foot	$48.05	$37.65	$—	$—	$—	$—	$45.80	$—	$45.80
Vacant Space
Leased Square Feet	248	62	55	—	36	—	401	52	453
Statistics for Completed Leasing
Per Annum Average Committed Cost per Square Foot	$7.02	$8.20	$11.20	$—	$5.92	$—	$7.68	$10.77	$8.04
Weighted Average Lease Term in Years	6.9	4.9	8.4	—	6.1	—	6.7	9.0	7.0
Straight-line Rent Per Square Foot	$26.49	$32.27	$38.42	$—	$27.42	$—	$29.12	$48.08	$31.31
Cash Rent Per Square Foot	$27.17	$31.47	$37.54	$—	$26.71	$—	$29.22	$45.70	$31.13
Total Square Feet Leased	1,009	328	338	953	195	58	2,881	118	2,999
Average Escalations Per Year	2.7%	2.4%	2.4%	3.0%	2.6%	3.0%	2.7%	1.9%	2.7%
Average Escalations Excl. Data Center Shells									2.7%
(1)Activity excludes owner occupied space, leases with less than a one-year term and expirations associated with space removed from service. Weighted average lease term is based on the term defined in the lease assuming no exercise of early termination rights. Committed costs for leasing are reported above in the period of lease execution. Actual capital expenditures for leasing are reported on page 10 in the period such costs are incurred.
(2)Refer to the section entitled “Definitions” for definitions of certain terms on this schedule.

20	3Q 2026 Supplemental Information Package

COPT Defense Properties
Lease Expiration Analysis as of 9/30/26 (1)
(dollars and square feet in thousands, except per square foot amounts)

Segment of Lease and Year of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	% of Defense/IT Annualized Rental Revenue Expiring (3)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot (3)
Defense/IT Portfolio
Fort Meade/BW Corridor	546	$27,435	4.0%	$50.21
NoVA Defense/IT	6	—	—%	—
Navy Support	33	1,156	0.2%	34.96
2026	585	28,591	4.2%	48.86
Fort Meade/BW Corridor	1,622	66,316	9.7%	40.86
Redstone Arsenal	49	1,496	0.2%	30.66
NoVA Defense/IT	95	3,158	0.5%	33.14
Navy Support	280	10,007	1.5%	35.77
2027	2,046	80,977	11.9%	39.56
Fort Meade/BW Corridor	2,057	80,431	11.8%	39.03
Redstone Arsenal	137	4,035	0.6%	29.54
NoVA Defense/IT	424	18,670	2.7%	44.03
Navy Support	169	4,742	0.7%	28.12
Data Center Shells-Unconsolidated JV properties	300	610	0.1%	20.35
2028	3,087	108,488	15.9%	38.47
Fort Meade/BW Corridor	1,260	44,756	6.6%	35.48
Redstone Arsenal	434	9,738	1.4%	22.35
NoVA Defense/IT	527	21,464	3.1%	40.67
Navy Support	142	4,301	0.6%	30.33
Data Center Shells-Unconsolidated JV properties	992	2,509	0.4%	25.30
2029	3,355	82,768	12.1%	33.57
Fort Meade/BW Corridor	1,088	37,448	5.5%	34.33
Redstone Arsenal	242	6,878	1.0%	28.44
NoVA Defense/IT	116	4,613	0.7%	39.70
Lackland Air Force Base	703	48,487	7.1%	69.00
Navy Support	47	1,486	0.2%	31.01
Data Center Shells-Unconsolidated JV properties	432	935	0.1%	21.63
2030	2,628	99,847	14.6%	44.54
Thereafter
Consolidated properties	7,926	277,017	40.6%	34.25
Unconsolidated JV properties	2,571	5,241	0.8%	20.38
Total Defense/IT Portfolio	22,198	$682,929	100.0%	$36.93

21	3Q 2026 Supplemental Information Package

COPT Defense Properties
Lease Expiration Analysis as of 9/30/26 (1) (continued)
(dollars and square feet in thousands, except per square foot amounts)

Segment of Lease and Year of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	% of Total Annualized Rental Revenue Expiring (3)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot (3)
Total Defense/IT Portfolio	22,198	$682,929	90.3%	$36.93
Other
2026	6	—	—%	—
2027	93	4,236	0.6%	44.47
2028	219	16,126	2.1%	40.36
2029	160	6,934	0.9%	43.27
2030	22	807	0.1%	36.36
Thereafter	1,098	45,615	6.0%	41.53
Total Other	1,598	73,718	9.7%	41.49
Total Portfolio	23,796	$756,647	100.0%	$37.29
Consolidated Portfolio	19,501	$747,352
Unconsolidated JV properties	4,295	$9,295
Note: As of 9/30/26, the weighted average lease term was 5.1 years for both the total and consolidated portfolio and 5.0 years for the Defense/IT Portfolio.

(1)This expiration analysis reflects consolidated and unconsolidated properties and includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on square feet yet to commence as of 9/30/26. With regard to properties owned through unconsolidated real estate JVs, the amounts reported above reflect 100% of the properties’ square footage but only reflect the portion of Annualized Rental Revenue that was allocable to our ownership interest.
(2)The year of lease expiration is based on the lease term determined in accordance with GAAP.
(3)Refer to the section entitled “Definitions” for a definition of annualized rental revenue.

22	3Q 2026 Supplemental Information Package

COPT Defense Properties
2027 Defense/IT Portfolio Quarterly Lease Expiration Analysis as of 9/30/26 (1)
(dollars and square feet in thousands, except per square foot amounts)

Segment of Lease and Quarter of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	% of Defense/IT Annualized Rental Revenue Expiring (3)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot (3)
Defense/IT Portfolio
Fort Meade/BW Corridor	748	$28,206	4.1%	$37.71
NoVA Defense/IT	63	2,048	0.3%	32.31
Navy Support	41	1,299	0.2%	31.60
Q1 2027	852	31,553	4.6%	37.02
Fort Meade/BW Corridor	347	14,468	2.1%	41.71
Redstone Arsenal	18	571	0.1%	31.28
NoVA Defense/IT	12	371	0.1%	30.13
Navy Support	89	3,229	0.5%	36.36
Q2 2027	466	18,639	2.8%	39.97
Fort Meade/BW Corridor	317	12,752	1.9%	40.22
Redstone Arsenal	21	657	0.1%	31.42
NoVA Defense/IT	4	101	—%	26.37
Navy Support	25	919	0.1%	36.29
Q3 2027	367	14,429	2.1%	39.30
Fort Meade/BW Corridor	211	10,890	1.6%	51.58
Redstone Arsenal	10	268	—%	27.82
NoVA Defense/IT	16	638	0.1%	40.43
Navy Support	124	4,560	0.7%	36.63
Q4 2027	361	16,356	2.4%	45.31

	2,046	$80,977	11.9%	$39.56
(1)This expiration analysis reflects consolidated and unconsolidated properties and includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on square feet yet to commence as of 9/30/26.
(2)The period of lease expiration is based on the lease term determined in accordance with GAAP.
(3)Refer to the section entitled “Definitions” for a definition of annualized rental revenue.

23	3Q 2026 Supplemental Information Package

COPT Defense Properties
Top 20 Tenants as of 9/30/26 (1)
(dollars and square feet in thousands)

Tenant		Total Annualized Rental Revenue (2)	% of Total Annualized Rental Revenue (2)	Occupied Square Feet	Weighted Average Remaining Lease Term (3)
United States Government	(4)	$261,655	34.6%	5,623	3.5
Fortune 100 Company		87,024	11.5%	6,763	7.3
General Dynamics Corporation		40,980	5.4%	805	5.3
Peraton Corp.		20,256	2.7%	515	4.8
CACI International Inc		16,290	2.2%	388	3.2
The Boeing Company		16,074	2.1%	452	2.2
Northrop Grumman Corporation		15,956	2.1%	519	5.0
Fortune 100 Company		12,518	1.7%	183	8.0
Booz Allen Hamilton, Inc.		11,496	1.5%	266	1.3
Morrison & Foerster, LLP		10,122	1.3%	102	10.5
KBR, Inc.		8,627	1.1%	284	7.4
CareFirst, Inc.		8,046	1.1%	216	10.1
Yulista Holding, LLC		7,740	1.0%	368	3.2
Amentum Holdings, Inc.		7,145	0.9%	198	3.2
Mantech International Corp.		7,132	0.9%	208	2.1
AT&T Corporation		7,131	0.9%	313	3.4
University System of Maryland		7,001	0.9%	184	3.5
Wells Fargo & Company		6,207	0.8%	138	2.3
Lockheed Martin Corporation		6,151	0.8%	194	3.8
The MITRE Corporation		5,053	0.7%	139	3.5
Subtotal Top 20 Tenants		562,604	74.2%	17,858	5.2
All remaining tenants		194,043	25.8%	5,938	4.8
Total / Weighted Average		$756,647	100.0%	23,796	5.1

(1)For properties owned through unconsolidated real estate JVs, includes our share of those properties’ ARR of $9.3 million (see page 34 for additional information).
(2)Refer to the section entitled “Definitions” for a definition of annualized rental revenue.
(3)Weighted average remaining lease term is based on the lease term determined in accordance with GAAP. The weighting of the lease term was computed based on occupied square feet (excluding leases not associated with square feet, such as ground leases).
(4)Substantially all of our government leases are subject to early termination provisions which are customary in government leases. As of 9/30/26, $6.7 million of our ARR was through the General Services Administration (GSA), representing 2.6% of our ARR from the United States Government and 0.9% of our total ARR.

24	3Q 2026 Supplemental Information Package

COPT Defense Properties
Summary of Acquisition
(dollars and square feet in thousands)

Property	Property Segment/Sub-Segment	Location	Transaction Date	Transaction Value (1)
Quarter Ended 6/30/26
Mission Ridge (1)	NoVA Defense/IT	Chantilly, VA	4/23/26	$43,000
(1)This 17 acre land parcel is subject to a ground lease underlying two fully-leased operating properties located at 15020 and 15030 Conference Center Drive in Chantilly, Virginia and recognized as an investment in a sales-type lease.

25	3Q 2026 Supplemental Information Package

COPT Defense Properties
Summary of Development Projects as of 9/30/26 (1)
(dollars and square feet in thousands)

		Total Rentable Square Feet	% Leased as of 9/30/26	as of 9/30/26 (2)		Actual or Anticipated Shell Completion Date	Anticipated Operational Date (3)
				Anticipated Total Cost	Cost to Date
Property and Segment/Sub-Segment	Location
Defense/IT Portfolio
Fort Meade/BW Corridor
4400 River Road	College Park, MD	110	100%	$62,528	$16,875	1Q 27	1Q 27
620 Guardian Way	Annapolis Junction, MD	236	100%	145,970	28,705	4Q 27	4Q 27
Fort Meade/BW Corridor Subtotal / Average		346	100%	208,498	45,580
Redstone Arsenal
8500 Advanced Gateway	Huntsville, AL	155	89%	54,326	36,785	2Q 26	1Q 27
7700 Advanced Gateway	Huntsville, AL	101	100%	32,895	26,379	1Q 27	1Q 27
2200 Rideout Road	Huntsville, AL	59	0%	23,248	1,766	4Q 27	2Q 28
410 Goss Road	Huntsville, AL	149	0%	57,212	29,150	3Q 27	3Q 28
6300 Redstone Gateway	Huntsville, AL	175	0%	64,631	4,796	1Q 28	4Q 28
Redstone Arsenal Subtotal / Average		639	37%	232,312	98,876
Lackland Air Force Base
Project EL 2	San Antonio, TX	132	100%	87,600	41,029	3Q 27	3Q 27
Total Defense/IT Portfolio Under Development		1,117	64%	$528,410	$185,485
(1)Includes properties under, or contractually committed for, development as of 9/30/26.
(2)Cost includes land, development, leasing costs, and allocated portion of structured parking and other shared infrastructure, if applicable.
(3)Anticipated operational date is the earlier of the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.

26	3Q 2026 Supplemental Information Package

COPT Defense Properties
Development Placed in Service as of 9/30/26
(square feet in thousands)

				Square Feet Placed in Service				Total Space Placed in Service % Leased as of 9/30/26
		Total Property
	Property Segment/Sub-Segment	% Leased as of 9/30/26	Rentable Square Feet	2026
Property and Location				1st Quarter	2nd Quarter	3rd Quarter	Total 2026
400 National Business Parkway Annapolis Junction, MD	Fort Meade/BW Corridor	100%	148	—	148	—	148	100%

27	3Q 2026 Supplemental Information Package

COPT Defense Properties
Summary of Land Owned/Controlled as of 9/30/26 (1)
(dollars and square feet in thousands)

Location	Acres	Estimated Developable Square Feet	Carrying Amount
Defense/IT Portfolio land owned/controlled for future development
Fort Meade/BW Corridor
National Business Park (Annapolis Junction, MD)	136	1,067
Howard County, MD	19	290
Other	92	778
Total Fort Meade/BW Corridor	247	2,135
Redstone Arsenal (2)	257	3,214
NoVA Defense/IT	29	1,739
Navy Support	36	57
Data Center Shells	365	3,300
Total Defense/IT Portfolio land owned/controlled for future development	934	10,445	$171,186
Other land owned/controlled	10	900	6,026
Land held, net	944	11,345	$177,212

(1)This non-operational land inventory schedule includes properties under ground lease to us and excludes all properties listed as development as detailed on page 26. The costs associated with the land included on this summary are reported on our consolidated balance sheet in the line entitled “land held.”
(2)This land is controlled under a long-term master lease agreement to LW Redstone Company, LLC, a consolidated JV (see page 33). As this land is developed in the future, the JV will execute site-specific leases under the master lease agreement. Lease payments will commence under the site-specific leases as cash rents under tenant leases commence at the respective properties.

28	3Q 2026 Supplemental Information Package

COPT Defense Properties
Capitalization Overview
(dollars, shares and units in thousands)

	Wtd. Avg. Maturity (Years) (1)	Stated Rate	Effective Rate (2)	Amount Outstanding at 9/30/26

Debt
Unsecured debt	4.0	3.53%	3.73%	$2,429,000
Secured debt	4.0	5.19%	5.19%	170,000
Total Consolidated Debt	4.0	3.64%	3.83%	$2,599,000

Fixed-rate debt	4.1	3.37%	3.60%	$2,145,000
Variable-rate debt	3.7	4.92%	4.92%	454,000
Total Consolidated Debt				$2,599,000

Common Equity
Common Shares				113,420
Common Units (3)				2,450
Total Common Shares and Units				115,870

Closing Common Share Price on 9/30/26				$33.40
Equity Market Capitalization (4)				$3,870,058

Total Market Capitalization (4)				$6,469,058
(1)Calculated assuming exercise of extension options on our Revolving Credit Facility, term loan, and Revolving Development Facility.
(2)Excludes the effect of deferred financing cost amortization.
(3)Includes certain unvested share-based compensation awards in the form of profit interest units.
(4)Refer to the section entitled “Definitions” for a definition of this measure.

Investment Grade Ratings & Outlook
Fitch	BBB-	Stable
Moody’s	Baa2	Stable
S&P	BBB-	Stable

29	3Q 2026 Supplemental Information Package

COPT Defense Properties
Summary of Outstanding Debt as of 9/30/26
(dollars in thousands)

	Stated Rate	Amount Outstanding	Maturity Date		Debt Summary	Stated Rate	Amount Outstanding
Unsecured Debt					Total Unsecured Debt	3.53%	$2,429,000
Revolving Credit Facility	SOFR+0.85%	$234,000	Oct-29	(1)(2)	Total Secured Debt	5.19%	170,000
Senior Unsecured Notes					Consolidated Debt	3.64%	$2,599,000
5.25% due 2028	5.25%	345,000	Sep-28	(3)
2.00% due 2029	2.00%	400,000	Jan-29		Debt per balance sheet		$2,579,733
4.50% due 2030	4.50%	400,000	Oct-30		Net discounts and commissions and deferred financing costs		19,267
2.75% due 2031	2.75%	600,000	Apr-31		Consolidated Debt		2,599,000
2.90% due 2033	2.90%	400,000	Dec-33		COPT Defense’s share of unconsolidated JV gross secured debt (6)		75,250
Subtotal - Senior Unsecured Notes	3.37%	2,145,000			Gross debt		$2,674,250

Unsecured Bank Term Loan	SOFR+1.05%	50,000	Jan-27	(2)(4)
Total Unsecured Debt	3.53%	$2,429,000

Secured Debt
Revolving Development Facility	SOFR+1.35%	$170,000	Oct-29	(2)(5)
Total Secured Debt	5.19%	$170,000
(1)The Revolving Credit Facility matures in October 2029 and may be extended by two six-month periods at our option.
(2)Pre-payable anytime without penalty.
(3)These notes are due in 2028 unless earlier exchanged, redeemed, or repurchased only in the event of certain circumstances and during certain periods defined under the terms of the notes. Upon exchange of the notes, the principal amount of notes exchanged is payable in cash, with the remainder of the exchange obligation, if any, payable in cash, common shares, or a combination thereof at our election.
(4)The term loan matures in January 2027 and may be extended by a 12-month period at our option.
(5)The Revolving Development Facility matures in October 2029 and may be extended by a 12-month period at our option.
(6)See page 34 for additional disclosure regarding our unconsolidated real estate JVs.

30	3Q 2026 Supplemental Information Package

COPT Defense Properties
Summary of Outstanding Debt as of 9/30/26 (continued)

(1)Term loan balance of $50.0 million is included in 2028 assuming our exercise of a 12-month extension option. Also included is $345.0 million principal amount of exchangeable senior notes due in 2028 unless earlier exchanged, redeemed, or repurchased only in the event of certain circumstances and during certain periods defined under the terms of the notes.
(2)Revolving Credit Facility balance of $234.0 million is included in 2030 assuming our exercise of two six-month extension options. Also included is our Revolving Development Facility balance of $170.0 million assuming our exercise of a 12-month extension option.
(3)The interest on this debt is capitalized to our active development projects.

31	3Q 2026 Supplemental Information Package

COPT Defense Properties
Debt Analysis
(dollars and square feet in thousands)

		As of and for Three Months Ended 9/30/26				As of and for Three Months Ended 9/30/26
Senior Note Covenants (1)	Required			Line of Credit & Term Loan Covenants (1)	Required
Total Debt / Total Assets	< 60%	40.6%		Total Debt / Total Assets	< 60%	36.0%
Secured Debt / Total Assets	< 40%	2.7%		Secured Debt / Total Assets	< 40%	3.3%
Debt Service Coverage	> 1.5x	4.6x		Adjusted EBITDA / Fixed Charges	> 1.5x	4.6x
Unencumbered Assets / Unsecured Debt	> 150%	247.4%		Unsecured Debt / Unencumbered Assets	< 60%	36.4%
				Unencumbered Adjusted NOI / Unsecured Interest Expense	> 1.75x	4.4x

Debt Ratios	Page			Unencumbered Portfolio Analysis
GAAP				NOI from unencumbered real estate operations		$113,298
Debt per balance sheet	6	$2,579,733		% of total NOI from real estate operations		94%
Total assets	6	$4,573,242		Adjusted EBITDA from unencumbered real estate operations		$104,359
Debt to assets		56.4%		% of total adjusted EBITDA from real estate operations		94%
Net income	7	$49,794		Unencumbered adjusted book		$6,202,467
Debt to net income ratio (2)		13.0	x	% of total adjusted book		94%
Interest expense	7	$24,439
Net income to interest expense ratio (2)		2.0	x

Non-GAAP
Net debt	37	$2,648,656
Adjusted book	37	$6,629,937
Net debt to adjusted book		39.9%
Net debt adjusted for fully-leased investment properties	37	$2,535,668
In-place adjusted EBITDA	11	$112,572
Net debt to in-place adjusted EBITDA ratio		5.9	x
Net debt adjusted for fully-leased investment properties to in-place adjusted EBITDA ratio		5.6	x
Denominator for debt service coverage	36	$23,565
Denominator for fixed charge coverage	36	$25,596
Adjusted EBITDA	11	$111,390
Adjusted EBITDA debt service coverage ratio		4.7	x
Adjusted EBITDA fixed charge coverage ratio		4.4	x
(1)The covenants are calculated as defined in the applicable agreements, and the calculations differ between those agreements.
(2)Refer to the section entitled “Definitions” for a definition of this measure.

32	3Q 2026 Supplemental Information Package

COPT Defense Properties
Consolidated Real Estate Joint Ventures as of 9/30/26
(dollars and square feet in thousands)

				NOI from Real Estate Operations (1)			Venture Level Debt Outstanding (3)	COPT Defense Nominal Ownership %
Operating Properties	Operational Square Feet	% Occupied	% Leased	Three Months Ended	Nine Months Ended	Total Assets (2)
Suburban MD
M Square Associates, LLC (4 properties)	414	98.4%	98.4%	$1,986	$5,803	$89,288	$—	50%
Huntsville, AL
LW Redstone Company, LLC (24 properties)	2,388	97.4%	97.8%	13,146	38,774	630,819	—	85%	(4)
Washington, DC
Stevens Place (1 property)	188	93.7%	93.7%	2,384	7,173	143,716	—	95%
Total / Average	2,990	97.3%	97.7%	$17,516	$51,750	$863,823	$—

Non-Operating Properties	Estimated Developable Square Feet	Total Assets (2)	Venture Level Debt Outstanding	COPT Defense Nominal Ownership %
Suburban MD
M Square Research Park	348	$23,928	$—	50%	(3)
Huntsville, AL
Redstone Gateway (5)	3,853	195,828	—	85%	(3)
Total	4,201	$219,756	$—

(1)Represents NOI from real estate operations of the JV operating properties before allocation to JV partners.
(2)Total assets includes the assets of the consolidated JV plus any outside investment basis.
(3)Excludes debt from us to the JV, which is eliminated in the presentation of our consolidated financial statements.
(4)Our partner receives an annual priority return of 13.5% on its $9.0 million in contributed equity, plus certain fees for leasing and development, and we receive the remainder.
(5)Total assets include $67.8 million in notes receivable due from the City of Huntsville (including accrued interest and excluding allowance for credit losses) in connection with infrastructure costs funded by the JV.

33	3Q 2026 Supplemental Information Package

COPT Defense Properties
Unconsolidated Real Estate Joint Ventures as of 9/30/26 (1)
(dollars and square feet in thousands)

Joint venture information
COPT Defense ownership %	10%
COPT Defense’s investment	$11,168	(2)
# of Properties	24
Square Feet	4,295
% Occupied	100%
COPT Defense’s share of ARR	$9,295

Balance sheet information	Total	COPT Defense’s Share (3)
Operating properties, net	$896,319	$89,632
Total assets	$1,014,592	$101,459
Secured debt (4)	$749,293	$74,929
Total liabilities	$828,491	$82,849

	Three Months Ended		Nine Months Ended
Operating information	Total	COPT Defense’s Share (3)	Total	COPT Defense’s Share (3)
Revenue	$27,609	$2,762	$79,447	$7,945
Operating expenses	(5,491)	(550)	(16,270)	(1,627)
NOI from real estate operations and EBITDAre (5)	22,118	2,212	63,177	6,318
Interest expense	(10,787)	(1,079)	(31,953)	(3,195)
Depreciation and amortization	(7,641)	(718)	(23,251)	(2,186)
Gain on sale of real estate (6)	—	—	12,769	1,276
Net income	$3,690	$415	$20,742	$2,213

NOI from real estate operations (per above) (5)	$22,118	$2,212	$63,177	$6,318
Straight line rent adjustments	(2,336)	(234)	(5,101)	(510)
Amortization of acquired above- and below-market rents	(1,873)	(187)	(5,527)	(553)
Cash NOI from real estate operations (5)	$17,909	$1,791	$52,549	$5,255
(1)Includes equity method investments in five JVs that own and operate data center shell properties.
(2)Includes $35.8 million reported in “Investment in unconsolidated real estate joint ventures” and $24.6 million for investments with deficit balances reported in “other liabilities” on our consolidated balance sheet. Investments with deficit balances are attributable to JV distributions of debt refinancing proceeds in excess of our equity in two JVs.
(3)Represents the portion allocable to our ownership interest.
(4)Maturities on JV debt range from 2029 to 2030 (assuming exercise of three one-year extension options).
(5)Refer to the section entitled “Definitions” for a definition of this measure.
(6)Represents gain from the sale of a right-of-way easement by one of our JVs.

34	3Q 2026 Supplemental Information Package

COPT Defense Properties
Supplementary Reconciliations of Non-GAAP Measures (1)
(in thousands)

	Three Months Ended					Nine Months Ended
	9/30/26	6/30/26	3/31/26	12/31/25	9/30/25	9/30/26	9/30/25
Net income	$49,794	$48,559	$40,139	$39,396	$43,744	$138,492	$120,138
Construction contract and other service revenues	(13,424)	(6,766)	(6,041)	(10,872)	(8,485)	(26,231)	(31,202)
Depreciation and other amortization associated with real estate operations	42,966	42,289	42,685	42,263	40,631	127,940	119,563
Construction contract and other service expenses	12,763	6,023	5,552	10,432	7,952	24,338	29,530
General and administrative expenses	9,047	9,237	8,456	7,943	8,483	26,740	24,833
Leasing expenses	2,780	3,089	2,994	2,896	2,449	8,863	8,061
Business development expenses and land carry costs	729	938	1,199	904	1,098	2,866	3,203
Interest expense	24,439	24,444	23,996	24,324	20,894	72,879	62,336
Interest and other income, net	(2,984)	(2,973)	(3,955)	(5,301)	(2,591)	(9,912)	(5,382)
Gain on sales of real estate	(7,673)	(6,442)	(582)	(32)	(3,018)	(14,697)	(3,318)
Loss on early extinguishment of debt	—	—	—	66	—	—	—
Equity in income of unconsolidated entities	(415)	(392)	(1,406)	(265)	(1,815)	(2,213)	(2,541)
Unconsolidated real estate JVs NOI allocable to COPT Defense included in equity in income of unconsolidated entities (2)	2,212	2,050	2,056	2,083	1,864	6,318	5,623
Income tax expense	96	34	124	115	612	254	832
NOI from real estate operations	120,330	120,090	115,217	113,952	111,818	355,637	331,676
Straight line rent adjustments and lease incentive amortization	(277)	5,737	(1,028)	3,968	5,551	4,432	2,297
Amortization of acquired above- and below-market rents	(5)	106	60	(384)	42	161	171
Amortization of intangibles and other assets to property operating expenses	—	—	—	—	—	—	98
Lease termination fees, net	(1,901)	(808)	(1,212)	(859)	(1,190)	(3,921)	(2,753)
Tenant funded landlord assets and lease incentives	(3,055)	(8,528)	(4,378)	(8,569)	(8,888)	(15,961)	(17,524)
Cash NOI adjustments in unconsolidated real estate JVs	(421)	(287)	(355)	(401)	(209)	(1,063)	(689)
Sales-type lease adjustments	33	101	—	—	—	134	—
Cash NOI from real estate operations	$114,704	$116,411	$108,304	$107,707	$107,124	$339,419	$313,276

NOI from real estate operations (from above)	$120,330	$120,090	$115,217	$113,952	$111,818	$355,637	$331,676
Non-Same Property NOI from real estate operations	(6,050)	(5,123)	(4,836)	(2,995)	(541)	(16,009)	(1,446)
Same Property NOI from real estate operations	114,280	114,967	110,381	110,957	111,277	339,628	330,230
Straight line rent adjustments and lease incentive amortization	1,108	6,544	677	5,909	2,185	8,329	(908)
Amortization of acquired above- and below-market rents	15	125	80	(371)	41	220	170
Lease termination fees, net	(1,901)	(808)	(1,212)	(859)	(1,191)	(3,921)	(2,753)
Tenant funded landlord assets and lease incentives	(3,054)	(8,528)	(3,318)	(8,569)	(5,239)	(14,900)	(13,875)
Cash NOI adjustments in unconsolidated real estate JVs	(421)	(287)	(355)	(401)	(209)	(1,063)	(689)
Sales-type lease adjustments	243	239	—	—	—	482	—
Same Property Cash NOI from real estate operations	$110,270	$112,252	$106,253	$106,666	$106,864	$328,775	$312,175
(1)Refer to the section entitled “Definitions” for definitions of non-GAAP measures.
(2)See page 34 for additional disclosure regarding our unconsolidated real estate JVs.

35	3Q 2026 Supplemental Information Package

COPT Defense Properties
Supplementary Reconciliations of Non-GAAP Measures (1) (continued)
(in thousands)

	Three Months Ended					Nine Months Ended
	9/30/26	6/30/26	3/31/26	12/31/25	9/30/25	9/30/26	9/30/25
Real estate revenues
Lease revenue
Fixed-lease revenue from operating leases	$144,905	$143,807	$142,389	$139,247	$135,883	$431,101	$403,750
Variable-lease revenue (2)	47,689	44,322	50,504	45,684	42,315	142,515	125,196
Sales-type lease interest income	888	677	78	71	74	1,643	232
Total lease revenue	193,482	188,806	192,971	185,002	178,272	575,259	529,178
Other property revenue	1,853	1,820	1,625	1,483	2,038	5,298	6,186
Real estate revenues	$195,335	$190,626	$194,596	$186,485	$180,310	$580,557	$535,364

Provision for credit losses (recoveries) on billed lease revenue	$2	$(4)	$84	$26	$108	$82	$731

Total revenues	$208,759	$197,392	$200,637	$197,357	$188,795	$606,788	$566,566
Construction contract and other service revenues	(13,424)	(6,766)	(6,041)	(10,872)	(8,485)	(26,231)	(31,202)
Real estate revenues	$195,335	$190,626	$194,596	$186,485	$180,310	$580,557	$535,364

Total interest expense	$24,439	$24,444	$23,996	$24,324	$20,894	$72,879	$62,336
Less: Amortization of deferred financing costs	(778)	(794)	(832)	(817)	(657)	(2,404)	(1,981)
Less: Amortization of net debt discounts and commissions, net of amounts capitalized	(1,087)	(1,076)	(1,217)	(1,282)	(1,070)	(3,380)	(3,181)
COPT Defense’s share of interest expense of unconsolidated real estate JVs, excluding amortization of deferred financing costs and net debt premium and gain or loss on interest rate derivatives	971	957	947	968	898	2,875	2,409
Denominator for interest coverage	23,545	23,531	22,894	23,193	20,065	69,970	59,583
Scheduled principal amortization	20	260	397	416	458	677	1,376
Denominator for debt service coverage	23,565	23,791	23,291	23,609	20,523	70,647	60,959
Capitalized interest, excluding amortization of deferred financing costs	2,031	1,574	1,679	1,714	1,292	5,284	3,345
Denominator for fixed charge coverage	$25,596	$25,365	$24,970	$25,323	$21,815	$75,931	$64,304

Dividends on unrestricted common and deferred shares	$36,143	$36,140	$36,134	$34,414	$34,332	$108,417	$102,974
Distributions on unrestricted common units	715	717	711	573	658	2,143	1,985
Dividends and distributions on restricted shares and units	239	247	267	205	209	753	663
Total dividends and distributions for GAAP payout ratio	37,097	37,104	37,112	35,192	35,199	111,313	105,622
Dividends and distributions on antidilutive shares and units	(230)	(236)	(257)	(198)	(202)	(723)	(592)
Dividends and distributions for non-GAAP payout ratios	$36,867	$36,868	$36,855	$34,994	$34,997	$110,590	$105,030
(1)Refer to the section entitled “Definitions” for definitions of non-GAAP measures.
(2)Represents primarily lease revenue associated with property operating expense reimbursements from tenants.

36	3Q 2026 Supplemental Information Package

COPT Defense Properties
Supplementary Reconciliations of Non-GAAP Measures (1) (continued)
(in thousands)

	9/30/26	6/30/26	3/31/26	12/31/25	9/30/25
Total assets	$4,573,242	$4,515,281	$4,458,909	$4,701,790	$4,351,432
Accumulated depreciation	1,798,284	1,759,411	1,721,016	1,682,367	1,644,472
Accumulated amortization of intangibles on property acquisitions and deferred leasing costs	226,159	224,598	227,989	228,656	226,312
COPT Defense’s share of liabilities of unconsolidated real estate JVs	82,849	82,420	82,353	82,039	82,430
COPT Defense’s share of accumulated depreciation and amortization of unconsolidated real estate JVs	17,265	16,497	16,583	16,000	15,197
Less: Property - operating lease liabilities	(41,178)	(42,485)	(43,768)	(45,012)	(46,203)
Less: Property - finance lease liabilities	(1,090)	(1,070)	(752)	(363)	(370)
Less: Cash and cash equivalents	(24,262)	(24,157)	(28,580)	(274,986)	(23,687)
Less: COPT Defense’s share of cash of unconsolidated real estate JVs	(1,332)	(1,332)	(1,230)	(1,898)	(2,080)
Adjusted book	$6,629,937	$6,529,163	$6,432,520	$6,388,593	$6,247,503

Gross debt (page 30)	$2,674,250	$2,688,290	$2,644,154	$2,866,550	$2,537,891
Less: Cash and cash equivalents	(24,262)	(24,157)	(28,580)	(274,986)	(23,687)
Less: COPT Defense’s share of cash of unconsolidated real estate JVs	(1,332)	(1,332)	(1,230)	(1,898)	(2,080)
Net debt	2,648,656	2,662,801	2,614,344	2,589,666	2,512,124
Costs incurred on fully-leased development properties	(112,988)	(62,558)	(82,576)	(8,226)	(83,794)
Net debt adjusted for fully-leased investment properties	$2,535,668	$2,600,243	$2,531,768	$2,581,440	$2,428,330
(1)Refer to the section entitled “Definitions” for definitions of non-GAAP measures.

37	3Q 2026 Supplemental Information Package

COPT Defense Properties
Definitions
Non-GAAP Measures

We believe that the measures defined below that are not determined in accordance with generally accepted accounting principles (“GAAP”) are helpful to investors in measuring our performance and comparing it to that of other real estate investment trusts (“REITs”). Since these measures exclude certain items includable in their respective most comparable GAAP measures, reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP and non-GAAP measures. These measures should not be used as an alternative to the respective most comparable GAAP measures when evaluating our financial performance or to cash flow from operating, investing, and financing activities when evaluating our liquidity or ability to make cash distributions or pay debt service.

Adjusted book
Total assets presented on our consolidated balance sheet, net of lease liabilities associated with property right-of-use assets, and excluding the effect of cash and cash equivalents, accumulated depreciation on real estate properties, accumulated amortization of intangible assets on real estate acquisitions, accumulated amortization of deferred leasing costs and unconsolidated real estate joint ventures (“JVs”) cash and cash equivalents, liabilities, and accumulated depreciation and amortization (of intangibles on property acquisitions and deferred leasing costs) allocable to our ownership interest in the JVs. We use adjusted book for purposes of calculating our net debt to adjusted book, which we believe is a useful supplemental measure for investors to use in further understanding the relationship of our outstanding debt to our assets available to service such debt. We believe that total assets is the most directly comparable GAAP measure to this non-GAAP measure.

Adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”)
Net income or loss adjusted for the effects of interest expense, depreciation and amortization, gain on sales and impairment losses of real estate and investments in unconsolidated real estate JVs, gain or loss on early extinguishment of debt, loss on interest rate derivatives, net gain or loss on other investments, credit loss expense or recoveries, operating property acquisition costs, income taxes, business development expenses, demolition costs on redevelopment and nonrecurring improvements, executive transition costs, and certain other expenses that we believe are not relevant to an investor’s evaluation of our ability to repay debt. Adjusted EBITDA also includes adjustments to net income or loss for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. While EBITDA (earnings before interest, taxes, depreciation, and amortization) is a universally-defined supplemental measure, Adjusted EBITDA incorporates additional adjustments for gains and losses from investing and financing activities and certain other items that we believe represent costs that are not closely correlated to (or associated with) our operating performance and are not relevant to an investor’s evaluation of our ability to repay debt. We believe that adjusted EBITDA is a useful supplemental measure for assessing our un-levered performance and ability to repay outstanding debt from operations. We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Adjusted EBITDA debt service coverage ratio
Adjusted EBITDA divided by the sum of interest expense (excluding amortization of deferred financing costs and amortization of debt discounts, commissions, and premiums, net of amounts capitalized, and gains or losses on interest rate derivatives) and scheduled principal amortization on mortgage loans.

Amortization of acquisition intangibles included in NOI
Amortization of intangible asset and liability categories that is included in net operating income, including amortization of above- or below-market leases and above- or below-market cost arrangements.

Basic FFO available to common share and common unit holders (“Basic FFO”)
FFO adjusted to subtract (1) preferred share dividends, (2) income or loss attributable to noncontrolling interests through ownership of preferred units in COPT Defense Properties, L.P. (the “Operating Partnership”) or interests in other consolidated entities not owned by us, (3) depreciation and amortization allocable to noncontrolling interests in other consolidated entities, (4) Basic FFO allocable to share-based compensation awards, and (5) issuance costs associated with redeemed preferred shares. With these adjustments, Basic FFO represents FFO available to common shareholders and holders of common units in the Operating Partnership (“common units”). Common units are substantially similar to our common shares of beneficial interest (“common shares”) and are exchangeable into common shares, subject to certain conditions. We believe that Basic FFO is useful to investors due to the close correlation of common units to common shares. We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Cash net operating income (“Cash NOI”)
NOI from real estate operations adjusted: to eliminate the effects of straight-line rental adjustments, amortization of tenant incentives, amortization of intangibles and other assets included in FFO and NOI, lease termination fees from tenants to terminate their lease obligations prior to the end of the agreed upon lease terms, and rental revenue recognized under GAAP resulting from landlord assets and lease incentives funded by tenants; and prospectively effective 4/1/26, for our investments in sales-type leases, to reflect scheduled lease payments, resulting in adjustments to include lease receivable principal amortization and exclude accretion of unguaranteed residual assets (this change was made prospectively effective 4/1/26 since these adjustments were not material until our acquisition of an investment in a sales-type lease on 4/23/26). Cash NOI also includes adjustments to NOI from real estate operations for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. Under GAAP, rental revenue is recognized evenly over the term of tenant leases (through straight-line rental adjustments and amortization of tenant incentives), which, given

38	3Q 2026 Supplemental Information Package

COPT Defense Properties
Definitions
the long term nature of our leases, does not align with the economics of when tenant payments are due to us under the arrangements. Also under GAAP, when a property is acquired, we allocate the acquisition to certain intangible components, which are then amortized into NOI over their estimated lives, even though the resulting revenue adjustments are not reflective of our lease economics. In addition, revenue from lease termination fees and tenant-funded landlord improvements, absent an adjustment from us, would result in large one-time lump sum amounts in Cash NOI that we do not believe are reflective of a property’s long-term value. We believe that Cash NOI is a useful supplemental measure of operating performance for a REIT’s operating real estate because it makes adjustments to NOI for the above stated items to be more reflective of the economics of when tenant payments are due to us under our leases and the value of our properties. As is the case with NOI, the measure is useful in our opinion in evaluating and comparing the performance of reportable segments, Same Property groupings, and individual properties. We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

COPT Defense’s share of NOI from unconsolidated real estate JVs
Net of revenues and property operating expenses of real estate operations owned through unconsolidated JVs that are allocable to COPT Defense’s ownership interest. This measure is included in the computation of NOI, our segment performance measure, as discussed below.

Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)
Diluted FFO, as adjusted for comparability, adjusted for the following: (1) the elimination of the effect of (a) noncash rental revenues and property operating expenses (comprised of straight-line rental adjustments, which includes the amortization of recurring tenant incentives, and amortization of acquisition intangibles included in FFO and NOI, both of which are described under “Cash NOI” above), (b) share-based compensation, net of amounts capitalized, (c) amortization of deferred financing costs, (d) amortization of debt discounts, commissions, and premiums, and (e) amortization of settlements of debt hedges; (2) replacement capital expenditures (defined below); and (3) prospectively effective 4/1/26, for our investments in sales-type leases, to reflect scheduled lease payments, resulting in adjustments to include lease receivable principal amortization and exclude accretion of unguaranteed residual assets (this change was made prospectively effective 4/1/26 since these adjustments were not material until our acquisition of an investment in a sales-type lease on 4/23/26). Diluted AFFO also includes adjustments to Diluted FFO, as adjusted for comparability for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that Diluted AFFO is a useful supplemental measure of operating performance for a REIT because it incorporates adjustments for: certain revenue and expenses that are not associated with cash to or from us during the period; and certain capital expenditures for operating properties incurred during the period that do require cash outlays. We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO available to common share and common unit holders (“Diluted FFO”)
Basic FFO adjusted to add back any changes in Basic FFO that would result from the assumed conversion of securities that are convertible or exchangeable into common shares. The computation of Diluted FFO assumes the conversion of common units but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period. We believe that Diluted FFO (which includes discontinued operations, if any) is useful to investors because it is the numerator used to compute Diluted FFO per share, discussed below. We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO available to common share and common unit holders, as adjusted for comparability (“Diluted FFO, as adjusted for comparability”)
Diluted FFO or FFO adjusted to exclude: operating property acquisition costs (for acquisitions classified as business combinations); gain or loss on early extinguishment of debt; demolition costs on redevelopment and nonrecurring improvements; FFO associated with properties that secured non-recourse debt on which we defaulted and, subsequently, extinguished via conveyance of such properties (including property NOI, interest expense, and gains on debt extinguishment); loss on interest rate derivatives; and executive transition costs associated with named executive officers. Diluted FFO, as adjusted for comparability also includes adjustments to Diluted FFO for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe this to be a useful supplemental measure alongside Diluted FFO as it excludes gains and losses from certain investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO per share
Diluted FFO divided by the sum of the (1) weighted average common shares outstanding during a period, (2) weighted average common units outstanding during a period, and (3) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged. The computation of Diluted FFO per share assumes the conversion of common units but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period. We believe that Diluted FFO per share is useful to investors because it provides investors with a further context for evaluating our FFO results in the same manner that investors use earnings per share (“EPS”) in evaluating net income or loss available to common shareholders. We believe that diluted EPS is the most directly comparable GAAP measure to this non-GAAP measure.

39	3Q 2026 Supplemental Information Package

COPT Defense Properties
Definitions

Diluted FFO per share, as adjusted for comparability
Diluted FFO available to common share and common unit holders, as adjusted for comparability divided by the sum of the (1) weighted average common shares outstanding during a period, (2) weighted average common units outstanding during a period, and (3) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged. The computation of this measure assumes the conversion of common units but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase the per share measure in a given period. We believe this to be a useful supplemental measure alongside Diluted FFO per share as it excludes gains and losses from investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. We believe that diluted EPS is the most directly comparable GAAP measure to this non-GAAP measure.

Earnings before interest, income taxes, depreciation, and amortization for real estate (“EBITDAre”)
Net income or loss adjusted for the effects of interest expense, depreciation and amortization, gains on sales and impairment losses of real estate and investments in unconsolidated real estate JVs, and income taxes. EBITDAre also includes adjustments to net income or loss for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. While EBITDA (earnings before interest, taxes, depreciation, and amortization) is a universally-defined supplemental measure, EBITDAre incorporates additional adjustments for gains and losses from investing activities related to our investments in operating properties. We believe that EBITDAre is a useful supplemental measure for assessing our un-levered performance. We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Funds from operations (“FFO” or “FFO per Nareit”)
Net income or loss computed using GAAP, excluding gains on sales and impairment losses of real estate and investments in unconsolidated real estate JVs (net of associated income tax) and real estate-related depreciation and amortization. FFO also includes adjustments to net income or loss for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that we use the National Association of Real Estate Investment Trust’s (“Nareit”) definition of FFO, although others may interpret the definition differently and, accordingly, our presentation of FFO may differ from those of other REITs. We believe that FFO is useful to management and investors as a supplemental measure of operating performance because, by excluding gains on sales and impairment losses of real estate (net of associated income tax) and real estate-related depreciation and amortization, FFO can help one compare our operating performance between periods. We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Gross debt
Debt reported on our consolidated balance sheet adjusted to exclude net discounts, commissions, and premiums and deferred financing costs, as further adjusted to include outstanding debt of unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that this measure is useful to investors as it represents our total outstanding debt, including our share of unconsolidated joint venture debt. We believe that debt reported on our consolidated balance sheet is the most directly comparable GAAP measure to this non-GAAP measure.

In-place adjusted EBITDA
Adjusted EBITDA, as further adjusted for: (1) certain events occurring in a three month period to reflect Adjusted EBITDA as if the events occurred at the beginning of such period, including: (a) properties acquired, placed in service or expanded upon subsequent to the commencement of a period made in order to reflect a full period of ownership/operations; (b) properties removed from service or in which we disposed of interests; (c) significant mid-period occupancy changes associated with properties recently placed in service or acquired as if such occupancy changes occurred at the beginning of such period; and (2) adjustments to deferred rental revenue associated with changes in our assessment of collectability. The measure also includes adjustments for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that the pro forma adjustments described above are consistent with the requirements for preparation of amounts presented on a pro forma basis in accordance with Article 11 of Regulation S-X. We believe that in-place adjusted EBITDA is a useful supplemental measure of performance for assessing our un-levered performance and ability to repay outstanding debt from operations, as further adjusted for changes in operating properties subsequent to the commencement of a quarter and for the other items noted above that we believe are not closely correlated with our operating performance and are not relevant to an investor’s evaluation of our ability to repay debt. We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Net debt
Gross debt (total outstanding debt reported per our balance sheet as adjusted to exclude net discounts, commissions, and premiums and deferred financing costs), as adjusted to subtract cash and cash equivalents as of the end of the period. The measure also includes adjustments to gross debt for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We use net debt for purposes of calculating our net debt to adjusted book, which we believe is a useful supplemental measure for investors to use in further understanding the relationship of our outstanding debt to our assets available to service such debt. We believe that debt reported on our consolidated balance sheet is the most directly comparable GAAP measure to this non-GAAP measure.

40	3Q 2026 Supplemental Information Package

COPT Defense Properties
Definitions

Net debt adjusted for fully-leased investment properties
Net debt less costs incurred on properties under development and on operating property acquisitions that were 100% leased. We believe that this supplemental measure is useful in providing investors the impact to our debt of these fully leased properties that are not yet contributing to our adjusted EBITDA. We believe that debt reported on our consolidated balance sheet is the most directly comparable GAAP measure to this non-GAAP measure.

Net debt to Adjusted book
Net debt divided by Adjusted book (defined above).

Net debt to in-place adjusted EBITDA ratio and Net debt adjusted for fully-leased investment properties to in-place adjusted EBITDA ratio
Net debt or Net debt adjusted for fully-leased investment properties divided by in-place adjusted EBITDA (defined above) for the three month period that is annualized by multiplying by four.

Net operating income from real estate operations (“NOI”)
Consolidated real estate revenues; consolidated property operating expenses; and the net of revenues and property operating expenses of real estate operations owned through unconsolidated real estate JVs that are allocable to COPT Defense’s ownership interest in the JVs. We believe that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core real estate operations that is unaffected by depreciation, amortization, financing, and general, administrative, and leasing expenses; we believe this measure is particularly useful in evaluating the performance of reportable segments, Same Property groupings, and individual properties. We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

NOI fixed charge coverage ratio and Adjusted EBITDA fixed charge coverage ratio
NOI from real estate operations or Adjusted EBITDA divided by the sum of (1) interest expense (excluding amortization of deferred financing costs and amortization of debt discounts, commissions, and premiums, net of amounts capitalized, and gains or losses on interest rate derivatives), (2) scheduled principal amortization on mortgage loans, (3) capitalized interest, (4) dividends on preferred shares, and (5) distributions on preferred units in the Operating Partnership not owned by us.

NOI interest coverage ratio and Adjusted EBITDA interest coverage ratio
NOI from real estate operations or Adjusted EBITDA divided by interest expense (excluding amortization of deferred financing costs and amortization of debt discounts, commissions, and premiums, net of amounts capitalized, gains on losses on interest rate derivatives, and interest expense on debt in default to be extinguished via conveyance of properties).

Payout ratios based on: Diluted FFO; Diluted FFO, as adjusted for comparability; and Diluted AFFO
The sum of dividends on common and deferred shares and distributions to holders of interests in the Operating Partnership to the extent they are dilutive in the respective FFO per share numerators divided by the respective non-GAAP measures.

Replacement capital expenditures
Tenant improvements and incentives, building improvements, and leasing costs incurred during the period for operating properties that are not (1) items contemplated prior to the acquisition of a property, (2) improvements associated with the expansion of a building or its improvements, (3) renovations to a building which change the underlying classification of the building (for example, from industrial to office or Class C office to Class B office), (4) capital improvements that represent the addition of something new to the property rather than the replacement of something (for example, the addition of a new heating and air conditioning unit that is not replacing one that was previously there), or (5) replacements of significant components of a building after the building has reached the end of its original useful life. Replacement capital expenditures excludes expenditures of operating properties included in disposition plans during the period that were already sold or are held for future disposition. For cash tenant incentives not due to the tenant for a period exceeding three months past the date on which such incentives were incurred, we recognize such incentives as replacement capital expenditures in the periods such incentives are due to the tenant. Replacement capital expenditures, which is included in the computation of Diluted AFFO, is intended to represent non-transformative capital expenditures of existing properties held for long-term investment. We believe that the excluded expenditures are more closely associated with our investing activities than the performance of our operating portfolio.

Same Property NOI from real estate operations and Same Property cash NOI from real estate operations
NOI, or Cash NOI, from real estate operations of Same Property groupings. We believe that these are important supplemental measures of Same Property operating performance for the same reasons discussed above for NOI from real estate operations and Cash NOI from real estate operations.

41	3Q 2026 Supplemental Information Package

COPT Defense Properties
Definitions
Other Definitions
Acquisition Costs — Transaction costs expensed in connection with executed or anticipated acquisitions of operating properties.
Annualized Rental Revenue (“ARR”) — The monthly contractual base rent as of the reporting date (ignoring free rent then in effect and rent associated with tenant funded landlord assets) multiplied by 12, plus the estimated annualized expense reimbursements under existing leases for occupied space. With regard to properties owned through unconsolidated real estate JVs, we include the portion of ARR allocable to COPT Defense’s ownership interest. We consider ARR to be a useful measure for analyzing revenue sources because, since it is point-in-time based, it does not contain increases and decreases in revenue associated with periods in which lease terms were not in effect; historical revenue under GAAP does contain such fluctuations. We find the measure particularly useful for leasing, tenant, segment, and industry analysis. In instances in which we report ARR per occupied square foot, the measure excludes revenue from leases not associated with our buildings.
Average Escalations — Leasing statistic used to report average increase in rental rates over lease terms for leases with a term of greater than one-year.
Cash Rent — Monthly contractual base rent (ignoring rent abatements and rent associated with tenant funded landlord assets) multiplied by 12, plus estimated annualized expense reimbursements (average for first 12 months of term for new or renewed leases or as of lease expiration for expiring leases). We believe that cash rent is a useful measure for evaluating the rental rates at the time rent payments commence for our leasing activity, including changes in such rates relative to rates that may have been previously in place.
Committed Cost per Square Foot — Tenant improvement allowance (excluding tenant funded landlord assets), leasing commissions, and estimated turn key costs and excludes lease incentives. We believe this is a useful measure for evaluating our costs associated with obtaining new leases.
Compound Annual Growth Rate — The compound annual growth rate for renewed space between the first year cash rent of the expired lease and the first year cash rent of the renewal lease.
Debt to Net Income Ratio — Debt reported on our consolidated balance sheet divided by net income for the three month period that is annualized by multiplying by four. We do not present this ratio for periods with a net loss.
Defense/IT Portfolio — Properties in locations proximate to, or sometimes containing, key U.S. Government (“USG”) defense installations and missions.
Development Properties — Properties under, or contractually committed for, development.
Equity Market Capitalization — The sum of: (1) the product of the closing price of our common shares on the NYSE and the sum of (a) common shares outstanding and (b) common units outstanding; and (2) the liquidation value of preferred shares and preferred units in our operating partnership.
First Generation Space — Newly-developed or redeveloped space that has never been occupied.
Investment Space Leased — Vacant space leased within two years of the shell completion date for development properties or acquisition date for operating property acquisitions.
Net Income to Interest Expense Ratio — Net income reported on our consolidated statements of operations divided by interest expense. We do not present this ratio for periods with a net loss.
Net Income Payout Ratio — The sum of (1) dividends on common and deferred shares and distributions to holders of interests in the Operating Partnership divided by (2) net income. We do not present this ratio for periods with a net loss.
Operational Space — The portion of a property in operations (excludes portion under development or redevelopment).
Redevelopment Properties — Properties previously in operations on which activities to substantially renovate such properties were underway or approved.
Same Property — Operating properties stably owned and 100% operational since at least 1/1/25.
Second Generation Space — Space leased that has been previously occupied.
Straight-line Rent — Annual minimum base rents, net of abatements and lease incentives and excluding rent associated with tenant funded landlord assets, on a straight-line basis over the term of the lease, and estimated annual expense reimbursements (as of lease commencement for new or renewed leases or as of lease expiration for expiring leases). We believe that straight-line rent is a useful measures for evaluating the rental rates over the related lease terms for our leasing activity, including changes in such rates relative to rates that may have been previously in place.
Total Market Capitalization — The sum of: (1) consolidated outstanding debt, excluding net discounts, commissions, and premiums and deferred financing costs; (2) the product of the closing price of our common shares on the NYSE and the sum of (a) common shares outstanding and (b) common units outstanding; and (3) the liquidation value of preferred shares and preferred units in our operating partnership.
Total Portfolio — Operating properties, including ones owned through unconsolidated real estate JVs.
Vacancy Leasing Activity Ratio — Square footage associated with prospective tenants for vacant square feet in service divided by total vacant square feet in service.
Vacant Space Leased — Leasing of vacated second-generation space and vacant space leased in development properties and operating property acquisitions after two years from such properties’ shell completion or acquisition date.

42	3Q 2026 Supplemental Information Package

NEWS RELEASE

IR Contacts:
Venkat Kommineni, CFA	Michelle Layne
443.285.5587	443.285.5452
venkat.kommineni@copt.com	michelle.layne@copt.com

COPT Defense Reports Third Quarter 2026 Results
_______________________________________________________________

EPS of $0.41
FFO per Share, As Adjusted for Comparability, of $0.71
2.9% FFO per Share Growth Year-over-Year
2-cents above the Midpoint of Guidance

Increased Midpoint of Guidance for 2026 FFO per Share, As Adjusted for Comparability, by 2-cents to $2.80
Implies 2.9% FFO per Share Growth for the Year

Same Property Cash NOI Increased 3.2% and 5.3% Year-to-Date
Increased Midpoint of 2026 Guidance by 25 basis points to 4.25%

Occupancy and Leased Levels
Total Portfolio 94.0% Occupied and 95.0% Leased
Defense/IT Portfolio 95.2% Occupied and 96.2% Leased
_______________________________________________________________

Leasing Activity
Total Leasing in 3Q26 and YTD of 842,000 SF and 3.0 million SF

Vacancy Leasing in 3Q26 and YTD of 222,000 SF and 453,000 SF
Increased Annual Target to 625,000 SF from 475,000 SF

Renewal Leasing in 3Q26 and YTD of 545,000 SF and 2.1 million SF

Tenant Retention in 3Q26 and YTD of 70% and 80%
Decreased Midpoint of 2026 Guidance by 2.5% to 80% due to Strategic Space Recaptures

Investment Leasing in 3Q26 and YTD of 75,000 SF and 491,000 SF
_______________________________________________________________

Investment Activity
Committed $88 million of Capital to Two Inventory Developments in Huntsville, AL
Increased 2026 Guidance Target by $40 million to $375 million
_______________________________________________________________

COLUMBIA, MD (BUSINESS WIRE) October 29, 2026 - COPT Defense Properties (“COPT Defense” or the “Company”) (NYSE: CDP) announced results for the third quarter ended September 30, 2026.

i

Management Comments

Stephen E. Budorick, COPT Defense’s President & Chief Executive Officer, commented, “Our track record of outperformance continued in the third quarter, as FFO per share exceeded the midpoint of our guidance by $0.02. The portfolio continues to benefit from strong tenant demand for specialized space across all of our markets, driven by growth in programs supporting the defense of our nation.

We increased the midpoint of guidance for 2026 FFO per share, as adjusted for comparability, by $0.02 to $2.80, which is $0.05 above our initial guidance, and absorbs $0.03 of incremental dilution from our Exchangeable Notes, resulting from our 20% share price increase over the first nine months of the year. We increased the midpoint of 2026 guidance for Same Property cash NOI growth by 25 basis points to 4.25%, capital commitment to new investments by $40 million to $375 million, and capital invested in development and acquisitions by $15 million to $240 million. We decreased the midpoint of tenant retention by 2.5%, to 80%, taking advantage of opportunities to re-lease space to high value tenants with a track record of strong growth. We raised our target for vacancy leasing by over 30% from 475,000 square feet to 625,000 square feet, which is over 50% higher than our initial target of 400,000 square feet. This increased leasing target is driven in part by our decision to proactively capture space to accommodate new higher growth tenancy in Columbia Gateway and in Huntsville, which impacts our retention guidance but de-risks future lease expirations.

We expect the FY 2026 defense budget, along with the FY 2027 base budget request in which a 28% year-over-year increase is proposed, will provide a very supportive backdrop for demand in our portfolio to support priority missions, including intelligence, cybersecurity, and missile defense.”

Financial Highlights

3rd Quarter Financial Results:
•Diluted earnings per share (“EPS”) was $0.41 for the quarter ended September 30, 2026, compared to $0.37 for the quarter ended September 30, 2025.

•Diluted funds from operations per share (“FFOPS”), as calculated in accordance with Nareit’s definition and as adjusted for comparability, was $0.71 for the quarter ended September 30, 2026, compared to $0.69 for the quarter ended September 30, 2025.

Operating Performance Highlights

Operating Portfolio Summary:
•At September 30, 2026, the Company’s 25.3 million square foot total portfolio was 94.0% occupied and 95.0% leased, which includes the 23.3 million square foot Defense/IT Portfolio that was 95.2% occupied and 96.2% leased.

Same Property Performance:
•At September 30, 2026, the Company’s 24.6 million square foot Same Property portfolio was 93.9% occupied and 94.9% leased.

•The Company’s Same Property cash NOI increased 3.2% in the quarter ended September 30, 2026 compared to the same period in 2025.

Leasing:
•Total Square Feet Leased: For the quarter ended September 30, 2026, the Company leased 842,000 square feet, including 545,000 square feet of renewals, 222,000 square feet of vacancy leasing, and 75,000 square feet of investment leasing. For the nine months ended September 30, 2026, the Company executed 3.0 million square feet of total leasing, including 2.1 million square feet of renewals, 453,000 square feet of vacancy leasing, and 491,000 square feet of investment leasing.

•Tenant Retention Rates: During the quarter ended September 30, 2026, the Company renewed 69.9% of expiring square feet in its total portfolio. During the nine months ended September 30, 2026, the Company renewed 80.0% of expiring square feet in its total portfolio.

•Rent Spreads and Average Escalations on Renewing Leases: For the quarter ended September 30, 2026, straight-line rents on renewals increased 20.3% and cash rents on renewed space increased 8.5%, while annual escalations on renewing leases averaged 2.2%. For the nine months ended September 30, 2026, straight-line rents on renewals increased 12.7% and cash rents on renewed space increased 4.3%, while annual escalations on renewing leases averaged 2.8%.

•Lease Terms: In the quarter ended September 30, 2026, lease terms averaged 4.3 years on renewing leases, 7.2 years on vacancy leasing, and 11.6 years on investment leasing. For the nine months ended September 30, 2026, lease terms averaged 4.2 years on renewing leases, 7.0 years on vacancy leasing, and 12.9 years on investment leasing.

Investment Activity Highlights
•Development Pipeline: The Company’s development pipeline consists of eight properties totaling 1.1 million square feet that were 64% leased as of September 30, 2026. These projects represent a total estimated investment of $528 million, of which $185 million was spent as of September 30, 2026.

Balance Sheet and Capital Transaction Highlights
•For the quarter ended September 30, 2026, the Company’s adjusted EBITDA fixed charge coverage ratio was 4.4x.

•At September 30, 2026, the Company’s net debt to in-place adjusted EBITDA ratio was 5.9x and its net debt adjusted for fully-leased investment properties to in-place adjusted EBITDA ratio was 5.6x.

•At September 30, 2026, the Company’s weighted average effective interest rate on its consolidated debt portfolio was 3.8% with a weighted average maturity of 4 years (assuming exercise of available extension options), and 83% of the Company’s debt was subject to fixed interest rates.

Associated Supplemental Presentation
Prior to the call, the Company will post a slide presentation to accompany management’s prepared remarks for its third quarter 2026 conference call; the presentation can be viewed and downloaded from the ‘Financial Info – Financial Results’ section of COPT Defense’s Investors website:
https://investors.copt.com/financial-information/financial-results

2026 Guidance
Management is revising and increasing the midpoint of its full-year guidance and establishing fourth quarter guidance for diluted EPS, diluted FFOPS, per Nareit, and diluted FFOPS, as adjusted for comparability, as follows:

Reconciliation of Diluted EPS to FFOPS, per Nareit, and As Adjusted for Comparability	Quarter Ending December 31, 2026		Year Ending December 31, 2026
	Low	High	Low	High
Diluted EPS	$0.29	$0.31	$1.43	$1.45
Real estate-related depreciation and amortization	0.37	0.37	1.48	1.48
Gain on sales of real estate	—	—	(0.14)	(0.14)
Diluted FFOPS, Nareit definition	0.66	0.68	2.77	2.79
Demolition costs on nonrecurring improvements	0.02	0.02	0.02	0.02
Diluted FFOPS, as adjusted for comparability	$0.68	$0.70	$2.79	$2.81

The Company detailed its initial full year guidance, with supporting assumptions, in a separate press release issued February 5, 2026; that release can be found in the ‘News & Events – Press Releases’ section of COPT Defense’s Investors website: https://investors.copt.com/news-events/press-releases

Conference Call Information
Management will discuss third quarter 2026 results on its conference call tomorrow, details of which are listed below:

Conference Call Date: Friday, October 30, 2026
Time: 12:00 p.m. Eastern Time

Participants must register for the conference call at the link below to receive the dial-in number and personal pin. Registering only takes a few moments and provides direct access to the conference call without waiting for an operator. You may register at any time, including up to and after the call start time:
https://register-conf.media-server.com/register/BI0a191ed3b81d41ebba9fb6ef7dec8896

The conference call will also be available via live webcast in the ‘News & Events – IR Calendar’ section of COPT Defense’s Investors website: https://investors.copt.com/news-events/ir-calendar

Replay Information
A replay of the conference call will be immediately available via webcast only on COPT Defense’s Investors website and will be maintained on the website for approximately 90 days after the conference call.

Definitions
For definitions of certain terms used in this press release, please refer to the information furnished in the Company’s Supplemental Information Package furnished on a Form 8-K which can be found on its website (www.copt.com). Reconciliations of non-GAAP measures to the most directly comparable GAAP measures are included in the attached tables.

About COPT Defense
COPT Defense, an S&P MidCap 400 Company, is a self-managed REIT focused on owning, operating, and developing properties in locations proximate to, or sometimes containing, key U.S. Government (“USG”) defense installations and missions (referred to as its Defense/IT Portfolio). The Company’s tenants include the USG and their defense contractors, who are primarily engaged in priority national security activities, and who generally require mission-critical and high security property enhancements. As of September 30, 2026, the Company’s Defense/IT Portfolio of 202 properties, including 24 owned through unconsolidated joint ventures, encompassed 23.3 million square feet and was 96.2% leased.

Forward-Looking Information
This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan,” or other comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Although the Company believes that the expectations, estimates, and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, the Company can give no assurance that these expectations, estimates, and projections will be achieved. Future events and actual results may differ materially from those discussed in the forward-looking statements and the Company undertakes no obligation to update or supplement any forward-looking statements.

The areas of risk that may affect these expectations, estimates, and projections include, but are not limited to, those risks described in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

v

COPT Defense Properties
Summary Financial Data
(unaudited)
(dollars and shares in thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
Revenues
Lease revenue	$193,482	$178,272	$575,259	$529,178
Other property revenue	1,853	2,038	5,298	6,186
Construction contract and other service revenues	13,424	8,485	26,231	31,202
Total revenues	208,759	188,795	606,788	566,566
Operating expenses
Property operating expenses	77,217	70,356	231,238	209,311
Depreciation and amortization associated with real estate operations	42,966	40,631	127,940	119,563
Construction contract and other service expenses	12,763	7,952	24,338	29,530
General and administrative expenses	9,047	8,483	26,740	24,833
Leasing expenses	2,780	2,449	8,863	8,061
Business development expenses and land carry costs	729	1,098	2,866	3,203
Total operating expenses	145,502	130,969	421,985	394,501
Interest expense	(24,439)	(20,894)	(72,879)	(62,336)
Interest and other income, net	2,984	2,591	9,912	5,382
Gain on sales of real estate	7,673	3,018	14,697	3,318
Income before equity in income of unconsolidated entities and income taxes	49,475	42,541	136,533	118,429
Equity in income of unconsolidated entities	415	1,815	2,213	2,541
Income tax expense	(96)	(612)	(254)	(832)
Net income	49,794	43,744	138,492	120,138
Net income attributable to noncontrolling interests
Common units in the Operating Partnership (“OP”)	(1,069)	(924)	(2,919)	(2,496)
Other consolidated entities	(984)	(1,093)	(2,839)	(2,828)
Net income attributable to common shareholders	$47,741	$41,727	$132,734	$114,814

Earnings per share (“EPS”) computation
Numerator for diluted EPS
Net income attributable to common shareholders	$47,741	$41,727	$132,734	$114,814
Amount allocable to share-based compensation awards	(183)	(133)	(525)	(340)
Numerator for diluted EPS	$47,558	$41,594	$132,209	$114,474
Denominator
Weighted average common shares - basic	112,886	112,485	112,855	112,442
Dilutive effect of share-based compensation awards	945	702	971	749
Dilutive exchangeable debt	2,088	—	1,183	—
Weighted average common shares - diluted	115,919	113,187	115,009	113,191
Diluted EPS	$0.41	$0.37	$1.15	$1.01

COPT Defense Properties
Summary Financial Data
(unaudited)
(in thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
Net income	$49,794	$43,744	$138,492	$120,138
Real estate-related depreciation and amortization	42,966	40,631	127,940	119,563
Gain on sales of real estate	(7,673)	(3,018)	(14,697)	(3,318)
Depreciation and amortization on unconsolidated real estate JVs	718	733	2,186	2,206
Gain on sale of real estate on unconsolidated real estate JV	—	—	(1,276)	—
Funds from operations (“FFO”)	85,805	82,090	252,645	238,589
FFO allocable to other noncontrolling interests	(1,342)	(1,502)	(3,906)	(4,042)
Basic FFO allocable to share-based compensation awards	(620)	(548)	(1,840)	(1,628)
Basic FFO available to common share and common unit holders (“Basic FFO”)	83,843	80,040	246,899	232,919
Diluted FFO adjustments allocable to share-based compensation awards	63	53	190	294
Diluted FFO available to common share and common unit holders (“Diluted FFO”)	83,906	80,093	247,089	233,213
Loss on early extinguishment of debt on unconsolidated real estate JVs	—	28	—	28
Demolition costs on nonrecurring improvements	97	—	97	—
Diluted FFO comparability adjustments allocable to share-based compensation awards	(1)	—	(1)	—
Diluted FFO available to common share and common unit holders, as adjusted for comparability	84,002	80,121	247,185	233,241
Straight line rent adjustments and lease incentive amortization	(828)	5,053	3,219	1,518
Amortization of intangibles and other assets included in net operating income (“NOI”)	(5)	42	161	268
Sales-type lease adjustments	33	—	134	—
Share-based compensation, net of amounts capitalized	3,450	2,961	10,012	8,739
Amortization of deferred financing costs	778	657	2,404	1,981
Amortization of net debt discounts and commissions, net of amounts capitalized	1,087	1,070	3,380	3,181
Replacement capital expenditures	(22,997)	(26,982)	(67,319)	(72,365)
Other	(136)	352	406	508
Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)	$65,384	$63,274	$199,582	$177,071
Diluted FFO per share	$0.71	$0.69	$2.11	$2.02
Diluted FFO per share, as adjusted for comparability	$0.71	$0.69	$2.11	$2.02
Dividends/distributions per common share/unit	$0.32	$0.305	$0.96	$0.915

COPT Defense Properties
Summary Financial Data
(unaudited)
(dollars and shares in thousands, except per share data)

	September 30, 2026	December 31, 2025
Balance sheet data
Properties, net of accumulated depreciation	$3,861,398	$3,783,477
Total assets	$4,573,242	$4,701,790
Debt per balance sheet	$2,579,733	$2,767,834
Total liabilities	$2,952,058	$3,114,115
Redeemable noncontrolling interest	$25,031	$25,506
Total equity	$1,596,153	$1,562,169
Debt to assets	56.4%	58.9%
Net debt to adjusted book	39.9%	40.5%

Defense/IT Portfolio data (as of period end)
Number of operating properties	202	201
Total operational square feet (in thousands)	23,316	23,159
% Occupied	95.2%	95.5%
% Leased	96.2%	96.5%

	For the Three Months Ended September 30,				For the Nine Months Ended September 30,
	2026		2025		2026		2025
GAAP
Payout ratio
Net income	74.5%		80.5%		80.4%		87.9%
Debt ratios
Net income to interest expense ratio	2.0	x	2.1	x	1.9	x	1.9	x
Debt to net income ratio	13.0	x	14.0	x	N/A		N/A
Non-GAAP
Payout ratios
Diluted FFO	43.9%		43.7%		44.8%		45.0%
Diluted FFO, as adjusted for comparability	43.9%		43.7%		44.7%		45.0%
Diluted AFFO	56.4%		55.3%		55.4%		59.3%
Debt ratios
Adjusted EBITDA fixed charge coverage ratio	4.4	x	4.8	x	4.3	x	4.8	x
Net debt to in-place adjusted EBITDA ratio	5.9	x	6.1	x	N/A		N/A
Net debt adjusted for fully-leased investment properties to in-place adjusted EBITDA ratio	5.6	x	5.8	x	N/A		N/A

Reconciliation of denominators for per share measures
Denominator for diluted EPS	115,919		113,187		115,009		113,191
Weighted average common units	2,237		2,182		2,177		2,136
Denominator for diluted FFO per share and as adjusted for comparability	118,156		115,369		117,186		115,327

COPT Defense Properties
Summary Financial Data
(unaudited)
(in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
Numerators for payout ratios
Dividends on unrestricted common and deferred shares	$36,143	$34,332	$108,417	$102,974
Distributions on unrestricted common units	715	658	2,143	1,985
Dividends and distributions on restricted shares and units	239	209	753	663
Total dividends and distributions for GAAP payout ratio	37,097	35,199	111,313	105,622
Dividends and distributions on antidilutive shares and units	(230)	(202)	(723)	(592)
Dividends and distributions for non-GAAP payout ratios	$36,867	$34,997	$110,590	$105,030

Reconciliation of net income to earnings before interest, income taxes, depreciation and amortization for real estate (“EBITDAre”), adjusted EBITDA, and in-place adjusted EBITDA
Net income	$49,794	$43,744	$138,492	$120,138
Interest expense	24,439	20,894	72,879	62,336
Income tax expense	96	612	254	832
Real estate-related depreciation and amortization	42,966	40,631	127,940	119,563
Other depreciation and amortization	482	428	1,364	1,438
Gain on sales of real estate	(7,673)	(3,018)	(14,697)	(3,318)
Adjustments from unconsolidated real estate JVs	1,797	1,758	4,105	4,791
EBITDAre	111,901	105,049	330,337	305,780
Credit loss (recoveries) expense	(1,096)	(324)	(2,443)	1,378
Business development expenses	488	731	1,940	2,065
Demolition costs on nonrecurring improvements	97	—	97	—
Executive transition costs	—	—	—	78
Loss on early extinguishment of debt on unconsolidated real estate JVs	—	28	—	28
Net gain on other investments	—	(1,713)	(29)	(1,713)
Adjusted EBITDA	111,390	103,771	$329,902	$307,616
Pro forma NOI adjustment for property changes within period	1,150	21
Change in collectability of deferred rental revenue	32	—
In-place adjusted EBITDA	$112,572	$103,792

Reconciliations of tenant improvements and incentives, building improvements, and leasing costs for operating properties to replacement capital expenditures
Tenant improvements and incentives	$19,173	$24,769	$54,977	$53,820
Building improvements	3,882	3,662	7,916	11,175
Leasing costs	4,946	2,240	7,913	10,630
Net exclusions from tenant improvements and incentives	(4,445)	(3,390)	(2,354)	(93)
Excluded building improvements	(559)	(299)	(1,133)	(2,203)
Excluded leasing costs	—	—	—	(964)
Replacement capital expenditures	$22,997	$26,982	$67,319	$72,365

COPT Defense Properties
Summary Financial Data
(unaudited)
(in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
Reconciliation of interest expense to the denominator for fixed charge coverage-Adjusted EBITDA
Interest expense	$24,439	$20,894	$72,879	$62,336
Less: Amortization of deferred financing costs	(778)	(657)	(2,404)	(1,981)
Less: Amortization of net debt discounts and commissions, net of amounts capitalized	(1,087)	(1,070)	(3,380)	(3,181)
COPT Defense’s share of interest expense of unconsolidated real estate JVs, excluding amortization of deferred financing costs and net debt premium and gain or loss on interest rate derivatives	971	898	2,875	2,409
Scheduled principal amortization	20	458	677	1,376
Capitalized interest, excluding amortization of deferred financing costs	2,031	1,292	5,284	3,345
Denominator for fixed charge coverage-Adjusted EBITDA	$25,596	$21,815	$75,931	$64,304

Reconciliation of net income to NOI from real estate operations, same property NOI from real estate operations, and same property cash NOI from real estate operations
Net income	$49,794	$43,744	$138,492	$120,138
Construction contract and other service revenues	(13,424)	(8,485)	(26,231)	(31,202)
Depreciation and other amortization associated with real estate operations	42,966	40,631	127,940	119,563
Construction contract and other service expenses	12,763	7,952	24,338	29,530
General and administrative expenses	9,047	8,483	26,740	24,833
Leasing expenses	2,780	2,449	8,863	8,061
Business development expenses and land carry costs	729	1,098	2,866	3,203
Interest expense	24,439	20,894	72,879	62,336
Interest and other income, net	(2,984)	(2,591)	(9,912)	(5,382)
Gain on sales of real estate	(7,673)	(3,018)	(14,697)	(3,318)
Equity in income of unconsolidated entities	(415)	(1,815)	(2,213)	(2,541)
Unconsolidated real estate JVs NOI allocable to COPT Defense included in equity in income of unconsolidated entities	2,212	1,864	6,318	5,623
Income tax expense	96	612	254	832
NOI from real estate operations	120,330	111,818	355,637	331,676
Non-Same Property NOI from real estate operations	(6,050)	(541)	(16,009)	(1,446)
Same Property NOI from real estate operations	114,280	111,277	339,628	330,230
Straight line rent adjustments and lease incentive amortization	1,108	2,185	8,329	(908)
Amortization of acquired above- and below-market rents	15	41	220	170
Lease termination fees, net	(1,901)	(1,191)	(3,921)	(2,753)
Tenant funded landlord assets and lease incentives	(3,054)	(5,239)	(14,900)	(13,875)
Cash NOI adjustments in unconsolidated real estate JVs	(421)	(209)	(1,063)	(689)
Sales-type lease adjustments	243	—	482	—
Same Property Cash NOI from real estate operations	$110,270	$106,864	$328,775	$312,175

x

COPT Defense Properties
Summary Financial Data
(unaudited)
(in thousands)

	September 30, 2026	December 31, 2025
Reconciliation of total assets to adjusted book
Total assets	$4,573,242	$4,701,790
Accumulated depreciation	1,798,284	1,682,367
Accumulated amortization of intangibles on property acquisitions and deferred leasing costs	226,159	228,656
COPT Defense’s share of liabilities of unconsolidated real estate JVs	82,849	82,039
COPT Defense’s share of accumulated depreciation and amortization of unconsolidated real estate JVs	17,265	16,000
Less: Property - operating lease liabilities	(41,178)	(45,012)
Less: Property - finance lease liabilities	(1,090)	(363)
Less: Cash and cash equivalents	(24,262)	(274,986)
Less: COPT Defense’s share of cash of unconsolidated real estate JVs	(1,332)	(1,898)
Adjusted book	$6,629,937	$6,388,593

	September 30, 2026	December 31, 2025	September 30, 2025
Reconciliation of debt to net debt and net debt adjusted for fully-leased investment properties
Debt per balance sheet	$2,579,733	$2,767,834	$2,443,518
Net discounts and commissions and deferred financing costs	19,267	23,466	19,123
COPT Defense’s share of unconsolidated JV gross secured debt	75,250	75,250	75,250
Gross debt	2,674,250	2,866,550	2,537,891
Less: Cash and cash equivalents	(24,262)	(274,986)	(23,687)
Less: COPT Defense’s share of cash of unconsolidated real estate JVs	(1,332)	(1,898)	(2,080)
Net debt	2,648,656	2,589,666	2,512,124
Costs incurred on fully-leased development properties	(112,988)	(8,226)	(83,794)
Net debt adjusted for fully-leased investment properties	$2,535,668	$2,581,440	$2,428,330

Investor Relations

For help with questions about the Company, or for additional corporate information, please contact:

Venkat Kommineni, CFA
Vice President, Investor Relations

Michelle Layne
Senior Manager, Investor Relations

COPT Defense Properties
6711 Columbia Gateway Drive
Suite 300
Columbia, Maryland 21046
443.285.5400
ir@copt.com